
                                                                    EXHIBIT 10.1

                                                               EXECUTION VERSION

                           SECOND AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                      AMONG

                         RANGE RESOURCES CORPORATION AND

                       GREAT LAKES ENERGY PARTNERS, L.L.C.

                                  AS BORROWERS,

                                       AND

                                  BANK ONE, NA

                        AND THE INSTITUTIONS NAMED HEREIN

                                   AS LENDERS,

                                  BANK ONE, NA,

                             AS ADMINISTRATIVE AGENT

                                       AND

                         BANC ONE CAPITAL MARKETS, INC.

                      AS SOLE LEAD ARRANGER AND BOOKRUNNER

                                  JUNE 23, 2004

                          $600,000,000 REVOLVING CREDIT

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                                TABLE OF CONTENTS

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                                                                                                                PAGE NO.
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1.    Definitions.............................................................................................     2
2.    Commitments of the Lenders..............................................................................    18
      (a)      Terms of Commitment............................................................................    18
      (b)      Procedure for Borrowing........................................................................    18
      (c)      Letters of Credit..............................................................................    19
      (d)      Procedure for Obtaining Letters of Credit......................................................    20
      (e)      Voluntary Reduction of Commitment..............................................................    21
      (f)      Mandatory Commitment Reductions................................................................    21
      (g)      Several Obligations............................................................................    21
      (h)      Type and Number of Advances....................................................................    21
3.    Notes Evidencing Loans..................................................................................    21
      (a)      Form of Notes..................................................................................    21
      (b)      Issuance of Additional Notes...................................................................    22
      (c)      Interest Rates.................................................................................    22
      (d)      Payment of Interest............................................................................    22
      (e)      Payment of Principal...........................................................................    22
      (f)      Payment to Lenders.............................................................................    22
      (g)      Sharing of Payments, Etc.......................................................................    22
      (h)      Non-Receipt of Funds by the Agent..............................................................    23
4.    Interest Rates..........................................................................................    23
      (a)      Options........................................................................................    23
      (b)      Interest Rate Determination....................................................................    24
      (c)      Conversion Option..............................................................................    24
      (d)      Recoupment.....................................................................................    25
      (e)      Interest Rates Applicable After Default........................................................    25
5.    Special Provisions Relating to Loans....................................................................    25
      (a)      Unavailability of Funds or Inadequacy of Pricing...............................................    25
      (b)      Change in Laws.................................................................................    25
      (c)      Increased Cost or Reduced Return...............................................................    26
      (d)      Discretion of Lender as to Manner of Funding...................................................    28
      (e)      Breakage Fees..................................................................................    28
      (f)      Joint and Several Liability....................................................................    29
      (g)      Replacement of Lenders.........................................................................    29
      (h)      Designated Senior Debt.........................................................................    30
6.    Collateral Security.....................................................................................    30
7.    Borrowing Base..........................................................................................    31
      (a)      Borrowing Base.................................................................................    31
      (b)      Subsequent Determinations of Borrowing Base....................................................    31
8.    Fees....................................................................................................    32
      (a)      Unused Commitment Fee..........................................................................    32
      (b)      Agent and Arranger Fees........................................................................    33
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                                       ii

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9.    Prepayments.............................................................................................    33
      (a)      Voluntary Prepayments..........................................................................    33
      (b)      Mandatory Prepayment For Borrowing Base Deficiency.............................................    33
10.   Representations and Warranties..........................................................................    33
      (a)      Creation and Existence.........................................................................    34
      (b)      Power and Authority............................................................................    34
      (c)      Binding Obligations............................................................................    34
      (d)      No Legal Bar or Resultant Lien.................................................................    34
      (e)      No Consent.....................................................................................    34
      (f)      Financial Condition............................................................................    35
      (g)      Liabilities....................................................................................    35
      (h)      Litigation.....................................................................................    35
      (i)      Taxes; Governmental Charges....................................................................    35
      (j)      Titles, Etc....................................................................................    35
      (k)      Defaults.......................................................................................    35
      (l)      Casualties; Taking of Properties...............................................................    36
      (m)      Use of Proceeds; Margin Stock..................................................................    36
      (n)      Location of Business and Offices...............................................................    36
      (o)      Compliance with the Law........................................................................    36
      (p)      No Material Misstatements......................................................................    37
      (q)      Not A Utility..................................................................................    37
      (r)      ERISA..........................................................................................    37
      (s)      Public Utility Holding Company Act.............................................................    37
      (t)      Legal Names....................................................................................    37
      (u)      Environmental Matters..........................................................................    37
      (v)      Liens..........................................................................................    38
      (w)      Solvency.......................................................................................    38
      (x)      Insurance......................................................................................    38
      (y)      Consummation of the GLEP Acquisition...........................................................    38
11.   Conditions of Lending...................................................................................    39
12.   Affirmative Covenants...................................................................................    42
      (a)      Financial Statements and Reports...............................................................    42
      (b)      Certificates of Compliance.....................................................................    43
      (c)      Accountants' Certificate.......................................................................    44
      (d)      Taxes and Other Liens..........................................................................    44
      (e)      Compliance with Laws...........................................................................    44
      (f)      Further Assurances.............................................................................    44
      (g)      Performance of Obligations.....................................................................    44
      (h)      Insurance......................................................................................    45
      (i)      Accounts and Records...........................................................................    45
      (j)      Right of Inspection............................................................................    45
      (k)      Notice of Certain Events.......................................................................    46
      (l)      ERISA Information and Compliance...............................................................    46
      (m)      Environmental Reports and Notices..............................................................    46
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                                       iii
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
      (n)      Compliance and Maintenance.....................................................................    47
      (o)      Operation of Properties........................................................................    47
      (p)      Compliance with Leases and Other Instruments...................................................    47
      (q)      Certain Additional Assurances Regarding Maintenance and Operations of
               Properties.....................................................................................    48
      (r)      Sale of Certain Assets/Prepayment of Proceeds..................................................    48
      (s)      Title Matters..................................................................................    48
      (t)      Curative Matters...............................................................................    49
      (u)      Change of Principal Place of Business..........................................................    49
      (v)      Additional Collateral..........................................................................    49
13.   Negative Covenants......................................................................................    50
      (a)      Liens and Asset Sales..........................................................................    50
      (b)      Current Ratio..................................................................................    50
      (c)      Funded Debt Leverage Ratio.....................................................................    50
      (d)      Consolidations and Mergers.....................................................................    50
      (e)      Debts, Guaranties and Other Obligations........................................................    51
      (f)      Restricted Payments............................................................................    52
      (g)      Loans, Advances and Investments................................................................    53
      (h)      Receivables and Payables.......................................................................    53
      (i)      Nature of Business.............................................................................    53
      (j)      Transactions with Affiliates...................................................................    53
      (k)      Rate Management Transactions...................................................................    53
      (l)      Amendment to Articles of Incorporation or Bylaws...............................................    54
      (m)      Issuance of Preferred Stock....................................................................    54
      (n)      Payment or Prepayment of Other Debt............................................................    54
      (o)      Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities........................    54
      (p)      Modifications to the Junior Securities.........................................................    54
14.   Events of Default.......................................................................................    55
15.   The Agent and the Lenders...............................................................................    57
      (a)      Appointment and Authorization..................................................................    57
      (b)      Note Holders...................................................................................    58
      (c)      Consultation with Counsel......................................................................    58
      (d)      Documents......................................................................................    59
      (e)      Resignation or Removal of Agent................................................................    59
      (f)      Responsibility of Agent........................................................................    59
      (g)      Independent Investigation......................................................................    60
      (h)      Indemnification................................................................................    61
      (i)      Benefit of Section 15..........................................................................    61
      (j)      Pro Rata Treatment.............................................................................    61
      (k)      Assumption as to Payments......................................................................    62
      (l)      Other Financings...............................................................................    62
      (m)      Interests of Lenders...........................................................................    62
      (n)      Investments....................................................................................    62
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                                       iv

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
      (o)      Delegation to Affiliates.......................................................................    63
      (p)      Execution of Collateral Documents..............................................................    63
      (q)      Collateral Releases............................................................................    63
      (r)      Co-Agents, Documentation Agent, Syndication Agent, etc.........................................    63
16.   Exercise of Rights......................................................................................    63
17.   Notices.................................................................................................    64
18.   Expenses................................................................................................    64
19.   Indemnity...............................................................................................    65
20.   Non-Liability of Lenders................................................................................    65
21.   Governing Law...........................................................................................    66
22.   Invalid Provisions......................................................................................    66
23.   Maximum Interest Rate...................................................................................    66
24.   Amendments and Waivers..................................................................................    67
25.   Multiple Counterparts...................................................................................    67
26.   Conflict................................................................................................    67
27.   Survival................................................................................................    67
28.   Parties Bound...........................................................................................    67
29.   Assignments and Participations..........................................................................    68
30.   Confidentiality.........................................................................................    69
31.   Choice of Forum: Consent to Service of Process and Jurisdiction.........................................    70
32.   Waiver of Jury Trial....................................................................................    70
33.   Other Agreements........................................................................................    71
34.   Financial Terms.........................................................................................    71
35.   Interpretation, etc.....................................................................................    71
36.   USA PATRIOT ACT NOTIFICATION............................................................................    71
37.   Original Credit Agreement...............................................................................    71
38.   Tri-Party Loan..........................................................................................    72

                                       v
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
ANNEXES
Annex "A"     -   Commitment Percentages

EXHIBITS
Exhibit "A"   -   Form of Notice of Borrowing
Exhibit "B"   -   Form of Note
Exhibit "C"   -   Form of Guaranty
Exhibit "D"   -   Form of Certificate of Compliance
Exhibit "E"   -   Form of Assignment and Acceptance Agreement

SCHEDULES
Schedule 1    -   Liens
Schedule 2    -   Financial Condition
Schedule 3    -   Liabilities
Schedule 4    -   Litigation
Schedule 5    -   Subsidiaries
Schedule 6    -   Environmental Matters
Schedule 7    -   Title Matters
Schedule 8    -   Curative Matters

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

      THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (as the same may from time to time be amended, modified, supplemented or restated, hereinafter referred to as this "Agreement") executed as of the 23rd day of June, 2004, by and among RANGE RESOURCES CORPORATION, a Delaware corporation (the "Company") and GREAT LAKES ENERGY PARTNERS, L.L.C., a Delaware limited liability company ("GLEP"; together with the Company, and each of their successors and permitted assigns, the "Borrowers" and each individually, a "Borrower") and BANK ONE, NA, a national banking association, and each of the financial institutions which is a party hereto (as evidenced by the signature pages to this Agreement) or which may from time to time become a party hereto pursuant to the provisions of
Section 29 or any successor or assignee thereof (hereinafter collectively referred to as "Lenders", and individually, "Lender") and Bank One, NA, as Administrative Agent, Fleet National Bank, as Co-Documentation Agent, Fortis Capital Corp., as Co-Documentation Agent, Calyon, New York Branch, as Co-Syndication Agent, Harris Nesbitt Financing, Inc., as Co-Syndication Agent, Banc One Capital Markets, Inc., as Sole Lead Arranger and Sole Bookrunner.

                              W I T N E S S E T H:

      WHEREAS, the Company, certain of the Lenders and Bank One, as administrative agent are parties to that certain Amended and Restated Credit Agreement dated as of May 2, 2002 pursuant to which the lenders thereunder agreed to provide the Company certain credit facilities in the form therein described (as amended, the "Original Range Credit Agreement"); and

      WHEREAS, GLEP, certain of the Lenders and Bank One, as administrative agent, are parties to that certain Restated Credit Agreement dated as of May 3, 2002 pursuant to which the lenders thereunder agreed to provide GLEP certain credit facilities in the form therein described (as amended, the "Original GLEP Credit Agreement" and together with the Original Range Credit Agreement, the "Original Credit Agreements"); and

      WHEREAS, the Company, Range Holdco, Inc., a Delaware corporation, Marbel Holdco, Inc., an Ohio corporation ("Marbel"), and FirstEnergy Corp., an Ohio corporation ("FirstEnergy") are parties to that certain Purchase and Sale Agreement dated June 1, 2004 ("GLEP Acquisition Agreement"), providing for the acquisition by the Company of all of the outstanding membership interests of GLEP not already indirectly owned by the Company (the "GLEP Acquisition"); and

      WHEREAS, immediately following the acquisition of the membership interests of GLEP from Marbel pursuant to the GLEP Acquisition Agreement (the "Acquired Interests"), the Company will transfer the Acquired Interests to Range Energy I, Inc., a Delaware corporation and an indirect wholly-owned Subsidiary (as defined in Section 1) of the Company (the "Acquired Interests Transfer"); and

Second Amended and Restated Credit Agreement - Page 1

      WHEREAS, in connection with and subject to the consummation of the GLEP Acquisition and the transfer of the Acquired Interests, the Company and GLEP have each requested that the Lenders (as defined in Section 1) and Agent (as defined in Section 1) agree to make certain changes to the Original Credit Agreements and have each requested that the Original Credit Agreements and the schedules thereto be consolidated, amended and restated in their entirety; and

      WHEREAS, such Lenders and the Agent are willing to agree to such requests subject to the conditions and on the terms herein set forth and Key Bank and Wachovia Bank, National Association (the "June 2004 New Lenders") are each willing to become a party as a Lender to this Agreement.

      NOW, THEREFOR, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree that the Original Credit Agreements are hereby consolidated, amended and restated in their entirety to read herein and as follows:

      1. DEFINITIONS. When used herein the following terms shall have the following meanings:

      Acquired Interests is used herein as defined in the recitals hereof.

      Acquired Interests Transfer is used herein as defined in the recitals hereof.

      Advance means a borrowing hereunder (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same type and, in the case of LIBOR Loans, for the same Interest Period.

      Advance Payment Contract means any contract whereby any Borrower or any Guarantor either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an "Advance Payment") to be applied toward payment of the purchase price of hydrocarbons produced or to be produced from the Oil and Gas Properties and which Advance Payment is, or is to be, paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, including any volumetric production payment, or
(b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard "take or pay" provision in any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

      Affected Lender is used herein as defined in Section 5(g).

Second Amended and Restated Credit Agreement  -  Page 2

      Affiliate means any Person which, directly or indirectly, controls, is controlled by or is under common control with the relevant Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean a member of the board of directors, a partner or an officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee, or by proxy) of voting shares, partnership interests or voting rights, through a management contract or otherwise. Any Person owning or controlling directly or indirectly ten percent or more of the voting shares, partnership interests or voting rights, or other equity interest of another Person shall be deemed to be an Affiliate of such Person.

      Agent means Bank One in its capacity as contractual representative of the Lenders pursuant to Section 15, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Section 15.

      Agreement is used herein as defined in the preamble hereof.

      Alternate Base Rate means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus -1/2% per annum

      Applicable Margin means, (i) with respect to any Advance of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type set forth in the Pricing Schedule, and (ii) with respect to the determination of the Commitment Fee at any time, the percentage rate per annum which is applicable at such time with respect to the Commitment Fee set forth in the Pricing Schedule.

      Arranger means Banc One Capital Markets, Inc., in its capacity as Sole Lead Arranger under this Agreement.

      Assignment and Acceptance means a document substantially in the form of Exhibit "E" hereto.

      Available Commitment means, at any time, the Commitment then in effect minus the Total Outstandings.

      Bank One means Bank One, NA, a national banking association, having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

      Base Rate means, for any day, a rate of interest per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

Second Amended and Restated Credit Agreement - Page 3

      Base Rate Loans means any loan during any period which bears interest based upon the Base Rate or which would bear interest based upon the Base Rate if the Maximum Rate ceiling was not in effect at that particular time.

      Borrower and Borrowers are used herein as defined in the preamble hereof.

      Borrowing Base means the value assigned by the Lenders from time to time to the Oil and Gas Properties pursuant to Section 7.

      Borrowing Base Deficiency is used herein as defined in Section 9(b).

      Borrowing Base Usage means, as of any date and for all purposes, the quotient, expressed as a percentage, of (i) the Total Outstandings, divided by
(ii) the Borrowing Base.

      Borrowing Date means the date elected by Borrower pursuant to Section 2(b) for an Advance on the Loan or a date a Letter of Credit is issued, renewed, extended or reissued hereunder.

      Business Day shall mean (i) with respect to any borrowing, payment or note selection of LIBOR Loans, a day (other than Saturdays or Sundays) on which banks are legally open for business in Chicago, Illinois and New York, New York and on which dealings in United States dollars are carried on in the London interbank market, and (ii) for all other purposes a day (other than Saturdays and Sundays) on which banks are legally open for business in Chicago, Illinois.

      Capital Lease means any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared in accordance with GAAP.

      Capital Stock means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

      Capitalized Lease Obligation means, with respect to any Person for any period, any obligation of such Person to pay rent or other amounts under a Capital Lease; the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

      Cash Dividends means, collectively, Common Stock Cash Dividends and Preferred Stock Cash Dividends.

      Change of Control means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" or group of related "persons" (as such terms are

Second Amended and Restated Credit Agreement - Page 4 used in Section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any purchase, sale, acquisition, disposition, merger or consolidation) the result of which is that any "person" (as defined above) or group of related "persons" becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d(5 under the Exchange Act) of more than 40% of the aggregate voting power of all classes of Capital Stock of the Company having the right to elect directors under ordinary circumstances or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

      Collateral is used herein as defined in Section 6.

      Commitment means (A) for all Lenders, the lesser of (i) $600,000,000 or
(ii) the Borrowing Base, as reduced or increased from time to time pursuant to Sections 2 and 7, and (B) as to any Lender, its obligation to make Advances hereunder in amounts not exceeding, in the aggregate, an amount equal to such Lender's Commitment Percentage times the total Commitment as of any date. The Commitment of each Lender hereunder shall be adjusted from time to time to reflect assignments made by such Lender pursuant to Section 29. Each reduction in the Commitment shall result in a Pro Rata reduction in each Lender's Commitment.

      Commitment Percentage means for each Lender the percentage set forth opposite the Lender's name on Annex A. The Commitment Percentage of each Lender hereunder shall be adjusted from time to time to reflect assignments made by such Lender pursuant to Section 29.

      Commodity Hedge Transactions means Rate Management Transactions that are commodity swaps, options, caps, collars or floors entered into for the purpose of hedging against fluctuations in commodity prices.

      Common Stock Cash Dividends means cash dividends paid on any common shares, interests, participations or other equivalents (however designated) of Capital Stock of the Company.

      Company is used herein as defined in the preamble hereof.

      Contingent Obligation of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

Second Amended and Restated Credit Agreement - Page 5

      Continuing Directors means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of original issuance of the Notes or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination.

      Convertible Preferred Stock means the 5.90% Cumulative Convertible Preferred Stock of the Company.

      Convertible Subordinated Debentures means those certain 6% Convertible Subordinated Debentures due 2007, issued pursuant to an Indenture by and between the Company and Key Corp. Shareholder Services, Inc., as Trustee.

      Current Assets means the total of the Company's current assets determined in accordance with GAAP, including as of any date, the Available Commitment and excluding any accounting entries made as a result of the application of FASB 133.

      Current Liabilities means the total of current obligations as determined in accordance with GAAP, excluding therefrom, as of any date, (i) current maturities due on the Loans and the Junior Securities, and (ii) any accounting entries as a result of the application of FASB 133.

      Current Ratio means, as of any date of determination, the ratio of Current Assets on such date to Current Liabilities on such date.

      Debt of a Person means such Person's (i) obligations for borrowed money,
(ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade and which are not outstanding more than ninety (90) days past the invoice date or if outstanding beyond such date, such account payable is being contested in good faith and such Person has established appropriate reserves, if any, as required in conformity with GAAP), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (vi) Contingent Obligations, (vii) Capitalized Lease Obligations, (viii) obligations under letters of credit, (ix) Rate Management Obligations and (x) any other obligation for borrowed money or other similar financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person.

      Deep Participation Rights means the right of Marbel and its successors or permitted assigns to participate in the drilling or deepening of certain wells located in a specified area of Ohio pursuant to Section 6.09 of the GLEP Acquisition Agreement as in effect on the date hereof.

Second Amended and Restated Credit Agreement - Page 6

      Default means all the events specified in Section 14, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event as an Event of Default.

      Default Rate means with respect to any Advance of any Type, a fluctuating rate of interest per annum that is two percent (2.0%) in excess of the rates otherwise payable under this Agreement.

      Defaulting Lender is used herein as defined in Section 3(f).

      Determination Date is used herein as defined in Section 7(b).

      Disqualified Stock means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the Maturity Date, or (ii) requires the payment of any dividend other than dividends which are paid in kind.

      Dollar or $ means United States dollars.

      Domestic Subsidiary means, with respect to any Person, a Subsidiary of such Person that is incorporated or formed under the laws of one of the states of the United States of America or the District of Columbia.

      EBITDA shall mean Net Income (excluding gains and losses from asset sales, and extraordinary and non-recurring gains and losses) plus the sum of (i) income tax expense (but excluding income tax expense relating to the sales or other disposition of assets, including capital stock, the gains and losses from which are excluded in the determination of Net Income), plus (ii) Interest Expense, plus (iii) depreciation, depletion and amortization expense, plus (iv) any other non-cash expenses, plus (v) all non-cash losses resulting from the application of FASB 121, 133 or 143 minus (vi) any non-cash gains resulting from the application of FASB 133 or 143, all as determined in accordance with GAAP and calculated as of the end of each fiscal quarter on a trailing four-quarter basis.

      Effective Date means the date of this Agreement.

      Eligible Assignee means any of (i) a Lender or any Affiliate of a Lender;
(ii) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000.00, provided that such bank is acting through a branch or agency located in the United States; (iv) a Person that is primarily engaged in the business of

Second Amended and Restated Credit Agreement - Page 7 commercial lending and that (A) is a subsidiary of a Lender, (B) a subsidiary of a Person of which a Lender is a subsidiary, or (C) a Person of which a Lender is a subsidiary; (v) any other entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including, but not limited to, insurance companies, mutual funds, investments funds and lease financing companies; and (vi) with respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor of such Lender or by an Affiliate of such investment advisor (and treating all such funds so managed as a single Eligible Assignee); provided, however, that no Affiliate of Borrower shall be an Eligible Assignee.

      Engineered Value is used herein as defined in Section 6.

      Environmental Laws means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. Section 9601, et seq., the Resource Conservation and Recovery Act, as amended by the Hazardous Solid Waste Amendment of 1984, 42 U.S.C.A. Section 6901, et seq., the Clean Water Act, 33 U.S.C.A.
Section 1251, et seq., the Clean Air Act, 42 U.S.C.A. Section 1251, et seq., the Toxic Substances Control Act, 15 U.S.C.A. Section 2601, et seq., The Oil Pollution Act of 1990, 33 U.S.G. Section 2701, et seq., and all other laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders, permits and restrictions of any federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, relating to in any way the environment, preservation or reclamation of natural resources, oil pollution, air pollution, water pollution, noise control and/or the management, release or threatened release, handling, discharge, disposal or recovery of on-site or off-site asbestos, radioactive materials, spilled or leaked petroleum products, distillates or fractions and industrial solid waste or "hazardous substances" as defined by 42 U.S.C. Section 9601, et seq., as amended, as each of the foregoing may be amended from time to time.

      Environmental Liability means any claim, demand, obligation, cause of action, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other costs or expense whatsoever, contingent or otherwise, including reasonable attorneys' fees and disbursements and any liability for cleanups, costs of environmental remediation, fines or penalties, resulting from the violation or alleged violation of any Environmental Law or the release of any substance into the environment which is required to be remediated by a regulatory agency or governmental authority or the imposition of any Environmental Lien (as hereinafter defined), which could reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

      Environmental Lien means a Lien in favor of any court, governmental agency or instrumentality or any other Person (i) for any Environmental Liability or
(ii) for damages arising from or cost incurred by such court or governmental agency or instrumentality or other Person in response to a release or threatened release of asbestos or "hazardous substance" into the

Second Amended and Restated Credit Agreement - Page 8 environment, the imposition of which Lien could reasonably be expected to have a Material Adverse Effect.

      ERISA means the Employee Retirement Income Security Act of 1974, as amended.

      Event of Default is used herein as defined in Section 14.

      Exchange Act means the Securities Exchange Act of 1934, as amended.

      Federal Funds Effective Rate shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Dallas, Texas time) on such day on such transactions received by the Agent from three
(3) Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         Financial Statements means, with respect to any Person, collectively, the consolidated balance sheets, income statements, statements of cash flow, stockholder equity and appropriate footnotes and schedules prepared in accordance with GAAP.

      FirstEnergy is used herein as defined in the recitals hereof.

      Funded Debt means, as of any date, without duplication, (i) all obligations for borrowed money or for the purchase price of property, (ii) all obligations evidenced by bonds, debentures, notes, or other similar instruments,
(iii) all other indebtedness (including obligations under capital leases, other than usual and customary oil and gas leases) on which interest charges are customarily paid or accrued, (iv) all guarantees, (v) the unfunded or unreimbursed portion of all letters of credit, (vi) any indebtedness or other obligation secured by a Lien on assets, whether or not assumed, and (vii) all liability as a general partner of a partnership for obligations of that partnership of the nature described in (i) through (vii) preceding.

      GAAP means United States generally accepted accounting principles, consistently applied.

      GLEP is used herein as defined in the preamble hereof.

      GLEP Acquisition is used herein as defined in the recitals hereof.

      GLEP Acquisition Agreement is used herein as defined in the recitals hereof.

      Guarantor means GulfStar Energy, Inc., Range Energy I, Inc., Range HoldCo, Inc., Range Production Company, Range Energy Ventures Corporation, Range Energy Finance

Second Amended and Restated Credit Agreement - Page 9

Corporation, Range Production I, L.P. Range Resources, L.L.C. Ohio Intrastate Gas Transmission Company, Victory Energy Partners, L.L.C. and Range Pipelines Systems, L.P. and, if required pursuant to Section 6, each Domestic Subsidiary of the Company (other than GLEP) that hereafter executes and delivers to the Agent and the Lenders, a Guaranty.

      Guaranty means a Guaranty, substantially in the form of Exhibit "C" to be executed by each Material Domestic Subsidiary of the Company (other than GLEP) in favor of the Agent and the Lenders, pursuant to which such Subsidiary guaranties payment and performance in full of the Obligations, as amended or modified and in effect from time to time.

      Indemnified Party is used herein as defined in Section 19.

      Indenture means that certain Indenture dated as of July 21, 2003, by and between the Company, as issuer, certain of its Subsidiaries, as guarantors, and Bank One, as trustee, pursuant to which the Company issued the Senior Subordinated Notes, as amended and supplemented by that certain Supplemental Indenture dated as of June 22, 2004 and as further amended and supplemented from time to time as permitted under the terms thereof.

      Interest Expense means the aggregate amount of interest expense of the Company, on a consolidated basis, as determined in accordance with GAAP.

      Interest Payment Date means the last day of each calendar month in the case of Base Rate Loans and, in the case of LIBOR Loans, the last day of the applicable Interest Period, and if such Interest Period is longer than three (3) months, at three (3) month intervals following the first day of such Interest Periods.

      Interest Period means with respect to any LIBOR Loan (i) initially, the period commencing on the date such LIBOR Loan is made and ending one (1), two
(2), three (3), six (6), nine (9) or twelve (12) months (if, at the date of any such election, a nine (9) or twelve (12) month placement is available to the Agent) thereafter as selected by Borrowers pursuant to Section 4(a)(ii), and
(ii) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one (1), two (2), three (3), six (6), nine (9) or twelve (12) months (if, at the date of any such election, a nine (9) or twelve (12) month placement is available to the Agent) thereafter, as selected by Borrowers pursuant to Section 4(a)(ii); provided, however, that (i) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) if any Interest Period begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) such Interest Period shall end on the last Business Day of a calendar month, and (iii) any Interest Period which would otherwise expire after the Maturity Date shall end on such Maturity Date.

Second Amended and Restated Credit Agreement - Page 10

      June 2004 New Lenders is used herein as defined in the recitals hereof.

      Junior Securities means, collectively, the Senior Subordinated Notes, the Convertible Subordinated Debentures, and the Convertible Preferred Stock.

      Lender or Lenders are used herein as defined in the preamble hereof.

      Lender Counterparty means (i) each Lender or any Affiliate of a Lender counterparty to a Rate Management Transaction and (ii) with respect to the Rate Management Transactions in which JPMorgan Chase Bank or any of its Affiliates is a counterparty on the Effective Date, the counterparty to each such Rate Management Transaction so long as such counterparty is JPMorgan Chase Bank or a Lender or an Affiliate of JPMorgan Chase Bank or a Lender.

      Lending Installation means, with respect to a Lender or the Agent, the office, branch, Subsidiary or Affiliate of such Lender or the Agent listed on Annex A or otherwise selected by such Lender or the Agent pursuant to Section 5(c).

      Letters of Credit is used herein as defined in Section 2(c).

      LIBOR Base Rate means, with respect to a LIBOR Loan for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Agent, the applicable LIBOR Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant LIBOR Loan and having a maturity equal to such Interest Period.

      LIBOR Loans means any Loans during any period which bear interest at the LIBOR Rate, or which would bear interest at such rate if the Maximum Rate ceiling was not in effect at a particular time.

      LIBOR Rate means, with respect to a LIBOR Loan for the relevant Interest Period, the sum of (i) the quotient of (A) the LIBOR Base Rate applicable to such Interest Period, divided by (B) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus the (ii) Applicable Margin. The LIBOR Rate shall be rounded to the next higher multiple of 1/100th of one percent if the rate is not such a multiple.

      Lien means any mortgage, deed of trust, pledge, security interest, assignment, encumbrance or lien (statutory or otherwise) of every kind and character.

Second Amended and Restated Credit Agreement - Page 11

      Loan Documents means this Agreement, the Notes, the Guaranties, the Security Instruments and all other documents executed by the Company or any of its Subsidiaries with Agent or the Lenders in connection with the transaction described in this Agreement.

      Loans means the Revolving Loans.

      Marbel is used herein as defined in the recitals hereof.

      Material Adverse Effect means a material adverse effect on (i) the assets or properties, liabilities, financial condition, business, operations, affairs or circumstances of the Company and its Subsidiaries, taken as a whole, (ii) the ability of Borrowers to carry out their respective businesses as of the date of this Agreement or as proposed at the date of this Agreement to be conducted,
(iii) the ability of Borrowers to perform fully and on a timely basis their respective obligations under any of the Loan Documents, (iv) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Agent or the Lenders thereunder or (v) the Collateral, the Liens on the Collateral created pursuant to the Loan Documents or the priority of any such Lien.

      Material Domestic Subsidiary means any Domestic Subsidiary of the Company (other than GLEP) that (i) owns or holds assets, properties or interests (including oil, gas and mineral properties and interests) with an aggregate fair market value greater than five percent (5%) of the aggregate fair market value of all of the assets, properties and interests (including oil, gas and mineral properties and interests) of the Company and its Subsidiaries taken as a whole or (ii) is now or hereafter becomes a "Restricted Subsidiary" as such term is defined in the Indenture.

      Maturity Date shall mean January 1, 2008.

      Maximum Rate is used herein as defined in Section 23.

      Mortgages means all mortgages, deeds of trust, amendments to mortgages, security agreements, assignments of production, pledge agreements, collateral mortgages, collateral chattel mortgages, collateral assignments, financing statements and other documents, instruments and agreements evidencing, creating, perfecting or otherwise establishing the Liens required by Section 6. All Mortgages shall be in form and substance satisfactory to the Agent in its sole discretion.

      Net Income means, for the Company for any period, the consolidated net income (or loss) of the Company for such period calculated in accordance with GAAP. For the avoidance of doubt, so long as GLEP is a wholly-owned Subsidiary of the Company, Net Income for any period shall include one hundred percent (100%) of the net income (or loss) of GLEP even if such period includes periods prior to the closing of the GLEP Acquisition.

      Non-Consenting Lender is used herein as defined in Section 5(g).

Second Amended and Restated Credit Agreement - Page 12

      Notes means the Notes, substantially in the form of Exhibit "B" hereto issued or to be issued hereunder to each Lender, respectively, to evidence the indebtedness to such Lender arising by reason of the Advances on the Commitment, together with all modifications, renewals and extensions thereof or any part thereof.

      Notice of Borrowing is used herein as defined Section 2(b).

      Obligations means all obligations of every nature of each Borrower from time to time owed to the Agent (including in its capacity as the issuer of any Letter of Credit, and any former Agents) and, the Lenders or any of them and the Lender Counterparties, under any Loan Document or Rate Management Transaction, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Borrower, would have accrued on any Obligation, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy proceeding), all Reimbursement Obligations, payments for early termination of Rate Management Transactions, fees, expenses, indemnification or otherwise.

      Off-Balance Sheet Liability of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" transaction entered into by such Person, (iv) any Advance Payment Contract, or (vi) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from the foregoing clauses (iii) through (vi) Operating Leases and usual and customary oil, gas and mineral leases.

      Oil and Gas Properties means all oil, gas and mineral properties and interests and related personal properties, in which any Borrower or any Guarantor owns an interest.

      Optional Hedging Payment has the meaning assigned to such term in the GLEP Acquisition Agreement.

      Organizational Documents means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended.

      Original Credit Agreements is used herein as defined in the recitals hereto.

      Original GLEP Credit Agreement is used herein as defined in the recitals hereto.

Second Amended and Restated Credit Agreement - Page 13

      Original Range Credit Agreement is used herein as defined in the recitals hereto.

      Other Financing is used herein as defined in Section 15(1).

      Payor is used herein as defined in Section 3(h).

      Permitted Liens means (i) royalties, overriding royalties, reversionary interests, production payments and similar burdens; (ii) sales contracts or other arrangements for the sale of production of oil, gas or associated liquid or gaseous hydrocarbons which would not (when considered cumulatively with the matters discussed in clause (i) above) deprive any Borrower or any Guarantor of any material right in respect of such Borrower's or such Guarantor's assets or properties (except for rights customarily granted with respect to such contracts and arrangements); (iii) statutory Liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings, levy and execution thereon having been stayed and continue to be stayed and for which such Borrower or such Guarantor has set aside on its books adequate reserves in accordance with GAAP); (iv) easements, rights of way, servitudes, permits, surface leases and other rights in respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, conditions, covenants and other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of any Borrower's or any Guarantor's assets or properties and that do not individually or in the aggregate cause a Material Adverse Effect; (v) materialmen's, mechanic's, repairman's, employee's, vendor's laborer's warehousemen's, landlord's, carrier's, pipeline's, contractor's, sub-contractor's, operator's, non-operator's (arising under operating or joint operating agreements), and other Liens (including any financing statements filed in respect thereof) incidental to obligations incurred by any Borrower or any Guarantor in connection with the construction, maintenance, development, transportation, processing, storage or operation of any Borrower's or any Guarantor's assets or properties to the extent not delinquent (or which, if delinquent, are being contested in good faith by appropriate proceedings and for which such Borrower or such Guarantor has set aside on its books adequate reserves in accordance with GAAP); (vi) all contracts, agreements and instruments, and all defects and irregularities and other matters affecting any Borrower's or any Guarantor's assets and properties which were in existence at the time such Borrower's or such Guarantor's assets and properties were originally acquired by such Borrower or such Guarantor and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of any Borrower's or any Guarantor's assets and properties, considered in the aggregate; (vii) liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (viii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith and levy and execution thereon have been stayed and continue to be stayed; (ix) rights reserved to or vested in

Second Amended and Restated Credit Agreement - Page 14 any municipality, governmental, statutory or other public authority to control or regulate any Borrower's or any Guarantor's assets and properties in any manner, and all applicable laws, rules and orders from any governmental authority; (x) landlord's liens; (xi) Liens incurred pursuant to the Security Instruments and Liens (other than Liens on Collateral) that secure obligations under Rate Management Transactions permitted pursuant to Section 13(n); and
(xii) Liens existing at the date of this Agreement which are identified in Schedule "1".

      Person means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      Plan means any plan subject to Title IV of ERISA and maintained by Borrower, or any such plan to which Borrower is required to contribute on behalf of its employees.

      Pre-Approved Contracts means any contracts or agreements entered into by any Borrower in connection with any Rate Management Transaction which are (i) designed to hedge, provide a price floor for, or swap crude oil or natural gas or otherwise sell up to (A) 90% of the anticipated production from proved, developed producing reserves of crude oil of Borrowers and Guarantors, taken as a whole, and/or (B) 90% of anticipated production from proved, developed producing reserves of natural gas of Borrowers and Guarantors, taken as a whole, during the period from the immediately preceding settlement date (or the commencement of the term of such hedge transactions if there is no prior settlement date) to such settlement date, (ii) interest rate hedges in an aggregate notional amount of not more than eighty percent (80%) of the total Funded Debt of Borrowers projected to be outstanding for any period covered by such hedges, and (iii) with a maturity of thirty-six (36) months or less. Provided; however, that Borrowers may hedge, provide a floor price for, or swap either crude oil or natural gas for periods up to sixty (60) months if all such hedges covering any portion of the period from the end of the thirty-sixth
(36th) month to the end of the sixtieth (60th) month do not cover more than fifty percent (50%) of Borrowers' anticipated production from proved developed producing reserves of crude oil or natural gas, as the case may be.

      Preferred Stock Cash Dividends means cash dividends paid on any preferred shares, interests, participations or other equivalents (however designated) of capital stock of Borrower.

      Prime Rate means the rate per annum equal to the Prime Rate announced from time to time by Bank One or its parent and their respective successors (which is not necessarily the lowest rate charged to any customer), changing when and as said Prime Rate changes.

      Pro Rata or Pro Rata Part means for each Lender, (i) for all purposes where no Loan is outstanding, such Lender's Commitment Percentage and (ii) otherwise, the proportion which the portion of the outstanding Loans owed to such Lender bears to the aggregate outstanding Loans owed to all Lenders at the time in question.

      Range Production I means Range Production I, L.P., a Texas limited partnership.

Second Amended and Restated Credit Agreement - Page 15

      Rate Management Obligations of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

      Rate Management Transaction means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by any Borrower or any of their Subsidiaries which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, forward exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

      REFC means Range Energy Finance Corporation.

      Regulation D means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto and other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

      Reimbursement Obligations means, at any time, the obligations of Borrowers in respect of all Letters of Credit then outstanding to reimburse amounts paid by any Lender in respect of any drawing or drawings under a Letter of Credit.

      Related Transactions means the consummation of the GLEP Acquisition, the release of any obligation of GLEP with respect to at least one-half of the Rate Management Transactions of GLEP in effect immediately prior to the consummation of the GLEP Acquisition if the Company makes the Optional Hedging Payment, the issuance of additional common stock of the Company, if any, the issuance of additional Senior Subordinated Notes, if any, the execution and delivery of the Loan Documents, the funding of the Loans on the Effective Date and the payment of all fees, costs and expenses associated with all of the foregoing.

      Release Price is used herein as defined in Section 12(r).

      Required Lenders means Lenders holding 66-2/3% or more of the Commitments or if one or more of the Commitments have been terminated, Lenders holding 66-2/3% of the outstanding Loans.

      Required Payment is used herein as defined in Section 3(h).

Second Amended and Restated Credit Agreement - Page 16

      Reserve Requirement means, with respect to any Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

      Revolving Loan or Loans means an Advance or Advances made pursuant to
Section 2(a).

      Sale and Leaseback Transaction means any sale or other transfer of real or personal property by any Person with the intent to lease such property as lessee.

      Security Instruments is used collectively herein to mean this Agreement, Mortgages, Security Agreements, Assignments of Production and Financing Statements and other collateral documents covering certain of the Oil and Gas Properties and related personal property, equipment, oil and gas inventory and proceeds of the foregoing, the Guaranties, all pledge agreements and all collateral assignments of notes and liens, all such documents to be in form and substance reasonably satisfactory to Agent.

      Senior Subordinated Notes means the 7 3/8% Senior Subordinated Notes due 2013, issued pursuant to the Indenture.

      Subsidiary of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

      Super Majority Lenders means Lenders holding 75% or more of the Commitments or if one or more of the Commitments have been terminated, Lenders holding 75% of the outstanding Loans.

      Terminated Lender is used herein as defined in Section 5(g).

      Total Outstandings means, as of any date, the sum of (i) the total principal balance outstanding on the Notes at any time plus (ii) the total face amount of all outstanding Letters of Credit, plus (iii) the total amount of all unpaid Reimbursement Obligations.

      Tranche means a set of LIBOR Loans made by the Lenders at the same time and for the same Interest Period.

      Type means, with respect to any Advance, its nature as a Base Rate Advance or a LIBOR Advance and with respect to any Loan, its nature as a Base Rate Loan or a LIBOR Loan.

Second Amended and Restated Credit Agreement - Page 17

      Unscheduled Redeterminations means a redetermination of the Borrowing Base made at any time other than on the dates set for the regular semi-annual redetermination of the Borrowing Base which are made (A) at the request of Borrower (but only once between Borrowing Base redeterminations), or (B) at the request of Required Lenders (but only twice between Borrowing Base redeterminations), provided, however, that (i) Required Lenders may require an Unscheduled Redetermination at any time it appears to Agent or Required Lenders, in the exercise of their reasonable discretion, that either (a) there has been a material decrease in the value of the Oil and Gas Properties, or (b) an event has occurred which is reasonably expected to have a Material Adverse Effect, or
(ii) Required Lenders may require an Unscheduled Redetermination if any Borrower terminates any material agreements entered into in connection with a Rate Management Transaction used by Lenders in determining the Borrowing Base or if the counterparty to any such material agreement commences, or has commenced against it any proceeding under any bankruptcy, insolvency or similar law now or hereafter in effect.

      Unused Commitment Fee is used herein as defined in Section 8(a).

      2. COMMITMENTS OF THE LENDERS.

            (a) Terms of Commitment. On the terms and conditions hereinafter set forth, each Lender agrees severally to make Advances to Borrowers from time to time during the period beginning on the Effective Date and ending on the Maturity Date in such amounts as the Company may request up to an amount not to exceed, in the aggregate principal amount advanced at any time, its Pro Rata Part of the Available Commitment. Subject to the terms of this Agreement, Borrowers may borrow, repay and reborrow at any time prior to the Maturity Date. The obligation of Borrowers hereunder shall be evidenced by this Agreement and the Notes issued in connection herewith, said Notes to be as described in Section 3. The obligations of the Borrowers under this Agreement, the Notes and the other Loan Documents shall be joint and several. Notwithstanding any other provision of this Agreement, no Advance shall be required to be made hereunder if any Default or Event of Default (as hereinafter defined) has occurred and is continuing. Each Advance under the Commitment shall be an aggregate amount of at least $1,000,000 or any whole multiples of $100,000 in excess thereof. Irrespective of the face amount of the Note or Notes, the Lenders shall never have the obligation to Advance any amount or amounts in excess of the Commitment.

            (b) Procedure for Borrowing. Whenever Borrowers desire an Advance under the Commitment, the Company shall give Agent telegraphic, telex, facsimile or telephonic notice ("Notice of Borrowing") of such requested Advance, which in the case of telephonic notice, shall be promptly confirmed in writing. Each Notice of Borrowing shall be in the form of Exhibit "A" attached hereto and shall be received by Agent not later than 11:00 a.m. Chicago, Illinois time, (i) on the Borrowing Date in the case of the Base Rate Loan, or (ii) three Business Days prior to any proposed Borrowing Date in the case of LIBOR Loans. Each Notice of Borrowing shall specify (i) the Borrowing Date (which shall be a Business Day), (ii) the principal amount to be borrowed, (iii) the

Second Amended and Restated Credit Agreement - Page 18 portion of the Advance constituting Base Rate Loans and/or LIBOR Loans and
      (iv) if any portion of the proposed Advance is to constitute LIBOR Loans, the initial Interest Period selected by Borrowers pursuant to Section 4 to be applicable thereto. Upon receipt of such Notice, Agent shall advise each Lender thereof; provided, that if the Lenders have received notice of such Advance prior to 12:00 p.m. (noon), Chicago, Illinois time, on the Borrowing Date in the case of a Base Rate Loan, or at least three (3) days' notice of each Advance prior to the Borrowing Date in the case of a LIBOR Loan, each Lender shall provide Agent at its office at Bank One, NA, Mail Code IL1-0634, 1 Bank One Plaza, Chicago, Illinois, 60670-0634, Facsimile Number (312) 732-4840, with a copy to 1717 Main Street, TX1-2448, Dallas, Texas 75201, Facsimile No. (214) 290-2332 Attention: Wm. Mark Cranmer, Director, Capital Markets, not later than 2:00 p.m., Chicago, Illinois time, on the Borrowing Date, in immediately available funds, its pro rata share of the requested Advance, but the aggregate of all such fundings by each Lender shall never exceed such Lender's Commitment. Not later than 3:00 p.m., Chicago, Illinois time, on the Borrowing Date, Agent shall make available to Borrowers at the same office, in like funds, the aggregate amount of such requested Advance. Neither Agent nor any Lender shall incur any liability to Borrowers in acting upon any Notice of Borrowing referred to above which Agent or such Lender believes in good faith to have been given by a duly authorized officer or other Person authorized to borrow on behalf of Borrowers or for otherwise acting in good faith under this Section 2(b). Upon funding of Advances by Lenders and such funds being made available to Borrowers in accordance with this Agreement, pursuant to any such Notice, Borrowers shall have effected Advances hereunder.

            (c) Letters of Credit. On the terms and conditions hereinafter set forth, the Agent shall from time to time during the period beginning on the Effective Date and ending on the Maturity Date upon request of the Company issue standby and/or commercial Letters of Credit for the account of Borrowers (the "Letters of Credit") in such face amounts as the Company may request, but not to exceed in the aggregate face amount at any time outstanding the sum of Twenty Million Dollars ($20,000,000.00). The face amount of all Letters of Credit issued and outstanding hereunder shall be considered as Advances on the Commitment for Borrowing Base purposes and all payments made by the Agent on such Letters of Credit shall be considered as Advances under the Notes. Each Letter of Credit issued for the account of any Borrower hereunder shall (i) be in favor of such beneficiaries as specifically requested by the Company, (ii) have an expiration date not exceeding the earlier of (a) one year or (b) the Maturity Date, and (iii) contain such other terms and provisions as may be required by issuing Lender. Each Lender (other than Agent) agrees that, upon issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Agent's liability under such Letter of Credit in an amount equal to such Lender's Commitment Percentage of such liability, and each Lender (other than Agent) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to Agent to pay and discharge when due, its Commitment

Second Amended and Restated Credit Agreement - Page 19

      Percentage of Agent's liability under such Letter of Credit. Borrowers hereby unconditionally agree to pay and reimburse the Agent for the amount of each demand for payment under any Letter of Credit that is in substantial compliance with the provisions of any such Letter of Credit at or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt from any beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify Borrowers of the demand and the date upon which such payment is to be made by the Agent to such beneficiary in respect of such demand. Forthwith upon receipt of such notice from the Agent, Borrowers shall advise the Agent whether or not it intends to borrow hereunder to finance its obligations to reimburse the Agent, and if so, submit a Notice of Borrowing as provided in Section 2(b). If Borrowers fail to so advise Agent and thereafter fails to reimburse Agent, the Agent shall notify each Lender of the demand and the failure of Borrowers to reimburse the Agent, and each Lender shall reimburse the Agent for its Commitment Percentage of each such draw paid by the Agent and unreimbursed by Borrowers. All such amounts paid by Agent and/or reimbursed by the Lenders shall be treated as an Advance or Advances under the Commitment, which Advances shall be immediately due and payable and shall bear interest at the Default Rate.

            (d) Procedure for Obtaining Letters of Credit. The amount and date of issuance, renewal, extension or reissuance of a Letter of Credit pursuant to the Commitments shall be designated by the Company's written request delivered to Agent at least three (3) Business Days prior to the date of such issuance, renewal, extension or reissuance. Concurrently with or promptly following the delivery of the request for a Letter of Credit, the Company shall execute and deliver to the Agent an application and agreement with respect to the Letters of Credit, said application and agreement to be in the form used by the Agent. The Agent shall not be obligated to issue, renew, extend or reissue such Letters of Credit if (A) the amount thereof when added to the face amount of the outstanding Letters of Credit plus any Reimbursement Obligations exceeds Twenty Million Dollars ($20,000,000.00) or (B) the amount thereof when added to the Total Outstandings would exceed the Commitment. Borrowers agree to pay the Agent for the benefit of the Lenders commissions for issuing the Letters of Credit (calculated separately for each Letter of Credit) in an amount equal to the Applicable Margin then in effect for LIBOR Loans multiplied by the maximum face amount of the Letter of Credit; provided, however, at any time while an Event of Default has occurred and is continuing, the commission on the outstanding Letters of Credit shall be two percent (2%) per annum in excess of the commission otherwise payable under this Agreement on each such Letter of Credit. Borrowers further agree to pay Agent for its own account an additional fronting fee equal to one-eighth of one percent (.125%) per annum multiplied times the maximum face amount of each Letter of Credit. Such commissions shall be payable prior to the issuance of each Letter of Credit and thereafter on each anniversary date of such

Second Amended and Restated Credit Agreement - Page 20 issuance while such Letter of Credit is outstanding. Such commissions and fronting fee will be calculated based on the basis of a year consisting of 360 days.

            (e) Voluntary Reduction of Commitment. Subject to the provisions of
      Section 5(e), the Company may at any time, or from time to time, upon not less than three (3) Business Days' prior written notice to Agent, reduce or terminate the Commitment; provided, however, that (i) each reduction in the Commitment must be in the amount of $1,000,000 or more, in increments of $1,000,000 and (ii) each reduction must be accompanied by a prepayment of the Notes in the amount by which the outstanding principal balance of the Notes exceeds the Commitment as reduced pursuant to this Section 2(e).

            (f) Mandatory Commitment Reductions. On any day that any Borrower or any Guarantor sells any of its Oil and Gas Properties, the Borrowing Base shall automatically be reduced by a sum equal to the amount of any prepayment required to be made pursuant to Section 12(r). If, as a result of any such reduction in the Borrowing Base, the Total Outstandings ever exceed the Borrowing Base then in effect, Borrowers shall make the mandatory prepayment of principal required pursuant to Section 9(b).

            (g) Several Obligations. The obligations of the Lenders under the Commitments are several and not joint. The failure of any Lender to make an Advance required to be made by it shall not relieve any other Lender of its obligation to make its Advance, and no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender. No Lender shall be required to lend hereunder any amount in excess of its legal lending limit.

            (h) Type and Number of Advances. Any Advance on the Commitment may be a Base Rate Loan or a LIBOR Loan, or a combination thereof, as selected by Borrower pursuant to Section 4. The total number of Tranches which may be outstanding at any time shall never exceed ten (10).

      3. NOTES EVIDENCING LOANS. The loans described above in Section 2 shall be evidenced by promissory notes of Borrowers as follows:

            (a) Form of Notes. The Loans shall be evidenced by a Note or Notes in the aggregate face amount of $600,000,000, and shall be in the form of Exhibit "B" hereto with appropriate insertions. Notwithstanding the face amount of the Notes, the actual principal amount due from Borrowers to Lenders on account of the Notes, as of any date of computation, shall be the sum of Advances then and theretofore made on account thereof, less all principal payments actually received by Lenders in collected funds with respect thereto. Although the Notes may be dated as of the Effective Date, interest in respect thereof shall be payable only for the period during which the Loans evidenced thereby are outstanding and, although the stated amount of the Notes may be higher, the Notes shall be enforceable, with respect to Borrowers' obligation to pay the principal

Second Amended and Restated Credit Agreement - Page 21 amount thereof, only to the extent of the unpaid principal amount of the Loans. Irrespective of the face amount of the Notes, no Lender shall ever be obligated to advance on the Commitment any amount in excess of its Commitment Percentage then in effect.

            (b) Issuance of Additional Notes. At the Effective Date, there shall be outstanding Notes in the aggregate face amount of $600,000,000 payable to the order of Lenders. From time to time new Notes may be issued to other Lenders as such Lenders become parties to this Agreement. Upon request from Agent, Borrowers shall execute and deliver to Agent any such new or additional Notes. From time to time as new Notes are issued the Agent shall require that each Lender exchange its Note(s) for newly issued Note(s) to better reflect the extent of each Lender's Commitments hereunder.

            (c) Interest Rates. The unpaid principal balance of the Notes shall bear interest from time to time as set forth in Section 4.

            (d) Payment of Interest. Interest on the Notes shall be payable on each Interest Payment Date.

            (e) Payment of Principal. Principal of the Note or Notes shall be due and payable to the Agent, for the ratable benefit of the Lenders, on the Maturity Date unless earlier due in whole or in part as a result of an acceleration of the amount due or pursuant to the mandatory prepayment provisions of Section 9(b).

            (f) Payment to Lenders. Each Lender's Pro Rata Part of payment or prepayment of the Loans shall be directed by wire transfer to such Lender by the Agent at the address provided to the Agent for such Lender for payments no later than 2:00 p.m., Chicago, Illinois time on the Business Day such payments or prepayments are deemed hereunder to have been received by Agent; provided, however, in the event that any Lender shall have failed to make an Advance as contemplated under Section 2 (a "Defaulting Lender") and the Agent or another Lender or Lenders shall have made such Advance, payment received by Agent for the account of such Defaulting Lender or Lenders shall not be distributed to such Defaulting Lender or Lenders until such Advance or Advances shall have been repaid in full to the Lender or Lenders who funded such Advance or Advances. Any payment or prepayment received by Agent at any time after 12:00 noon, Chicago, Illinois, time on a Business Day shall be deemed to have been received on the next Business Day. Interest shall cease to accrue on any principal as of the end of the day preceding the Business Day on which any such payment or prepayment is deemed hereunder to have been received by Agent. If Agent fails to transfer any principal amount to any Lender as provided above, then Agent shall promptly direct such principal amount by wire transfer to such Lender.

            (g) Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, or otherwise) on account of the Loans, (including, without limitation, any set-off) which is in excess of its Pro Rata Part of payments on

Second Amended and Restated Credit Agreement - Page 22 either of the Loans, as the case may be, obtained by all Lenders, such Lender shall purchase from the other Lenders such participation as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation.

            (h) Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or Borrowers (the "Payor") prior to the date on which such Lender is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or Borrower is to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrowers, the interest rate applicable to the relevant Loan.

      4. INTEREST RATES.

            (a) Options.

                  (i) Base Rate Loans. On all Base Rate Loans Borrowers agree to pay interest on the Notes calculated on the basis of the actual days elapsed in a year consisting of 365 days, or if appropriate, 366 days with respect to the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to Borrowers until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the Base Rate. Subject to the provisions of this Agreement as to prepayment, the principal of the Notes representing Base Rate Loans shall be payable as specified in Section 3(e) and the interest in respect to each Base Rate

Second Amended and Restated Credit Agreement - Page 23

            Loan, shall bear interest, payable on demand, at a rate per annum equal to the Default Rate.

                  (ii) LIBOR Loans. On all LIBOR Loans Borrowers agree to pay interest calculated on the basis of a year consisting of 360 days with respect to the unpaid principal amount of each LIBOR Loan from the date the proceeds thereof are made available to Borrowers until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the LIBOR Rate. Subject to the provisions of this Agreement with respect to prepayment, the principal of the Notes shall be payable as specified in Section 3(e) and the interest with respect to each LIBOR Loan shall be payable on each Interest Payment Date applicable thereto. Past due principal and, to the extent permitted by law, past due interest shall bear interest, payable on demand, at a rate per annum equal to the Default Rate. Upon three (3) Business Days' written notice prior to the making by the Lenders of any LIBOR Loan (in the case of the initial Interest Period therefor) or the expiration date of each succeeding Interest Period (in the case of subsequent Interest Periods therefor), Borrowers shall have the option, subject to compliance by Borrowers with all of the provisions of this Agreement, as long as no Event of Default exists, to specify whether the Interest Period commencing on any such date shall be a one (1), two (2), three (3), six (6), nine (9) or twelve
            (12) month period, subject to availability. If Agent shall not have received timely notice of a designation of such Interest Period as herein provided, Borrowers shall be deemed to have elected to convert all maturing LIBOR Loans to Base Rate Loans.

            (b) Interest Rate Determination. The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to Borrowers and the Lenders of each rate of interest so determined and its determination thereof shall be conclusive absent error.

            (c) Conversion Option. Borrowers may elect from time to time (i) to convert all or any part of its LIBOR Loans to Base Rate Loans by giving Agent irrevocable notice of such election in writing prior to 10:00 a.m. (Chicago, Illinois time) on the conversion date and such conversion shall be made on the requested conversion date, provided that any such conversion of LIBOR Loan shall only be made on the last day of the Interest Period with respect thereof, (ii) to convert all or any part of its Base Rate Loans to LIBOR Loans by giving the Agent irrevocable written notice of such election no later than three (3) Business Days prior to the proposed conversion and such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Business Day, on the next succeeding Business Day. Any such conversion shall not be

Second Amended and Restated Credit Agreement - Page 24 deemed to be a prepayment of any of the loans for purposes of this Agreement or the Notes.

            (d) Recoupment. If at any time the applicable rate of interest selected pursuant to Sections 4(a)(i) or 4(a)(ii) above shall exceed the Maximum Rate, thereby causing the interest on the Notes to be limited to the Maximum Rate, then any subsequent reduction in the interest rate so selected or subsequently selected shall not reduce the rate of interest on the Notes below the Maximum Rate until the total amount of interest accrued on the Note equals the amount of interest which would have accrued on the Notes if the rate or rates selected pursuant to Sections 4(a)(i) or 4(a)(ii), as the case may be, had at all times been in effect.

            (e) Interest Rates Applicable After Default. Notwithstanding anything to the contrary contained in this Section 4, during the continuance of a Default or an Event of Default the Required Lenders may, at their option, by notice from Agent to Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding the provisions of Section 15, which requires all Lenders to consent to changes in interest rates) declare that no Advance may be made as, converted into, or continued as a LIBOR Loan. During the continuance of an Event of Default, the Required Lenders, may, at their option, by notice from Agent to Borrowers (which notice may be revoked at the option of Required Lenders notwithstanding the provisions of Section 15, which requires all Lenders to consent to changes in interest rates) declare that (i) each LIBOR Loan shall bear interest for the remainder of the applicable Interest Period at the Default Rate and (ii) each Base Rate Loan shall bear interest at the Default Rate, provided that, during the continuance of an Event of Default under Section 14(f) or 14(g), the interest rate set forth in clauses (i) and (ii) above shall be applicable to all outstanding Loans without any election or action on the part of the Agent or any Lender.

            5. SPECIAL PROVISIONS RELATING TO LOANS.

            (a) Unavailability of Funds or Inadequacy of Pricing. In the event that, in connection with any proposed LIBOR Loan, the Agent reasonably determines, which determination shall, absent manifest error, be final, conclusive and binding upon all parties, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the LIBOR Rate or such rate will not accurately reflect the costs to the Lenders of funding LIBOR Loans for such Interest Period, the Agent shall give notice of such determination to Borrowers and the Lenders, whereupon, until the Agent notifies Borrowers and the Lenders that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make, continue or convert Loans into LIBOR Loan shall be suspended, and all Loans to Borrowers shall be Base Rate Loans during the period of suspension.

            (b) Change in Laws. If at any time any new law or any change in existing laws or in the interpretation of any new or existing laws shall make it unlawful for any

Second Amended and Restated Credit Agreement - Page 25

      Lender to make or continue to maintain or fund LIBOR Loans hereunder, then such Lender shall promptly notify Borrowers in writing and such Lender's obligation to make, continue or convert Loans into LIBOR Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain LIBOR Loans. Upon receipt of such notice, Borrowers shall either repay the outstanding LIBOR Loans owed to such Lender, without penalty, on the last day of the current Interest Periods (or, if any Lender may not lawfully continue to maintain and fund such LIBOR Loans, immediately), or Borrowers may convert such LIBOR Loans at such appropriate time to Base Rate Loans.

            (c) Increased Cost or Reduced Return.

                  (i) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                        (A) shall subject such Lender to any tax, duty, or other
                  charge with respect to any LIBOR Loans, its Notes, or its obligation to make LIBOR Loans, or change the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any LIBOR Loan (other than franchise taxes and taxes imposed on or measured by the overall net income of such Lender);

                        (B) shall impose, modify, or deem applicable any
                  reserve, special deposit, assessment, or similar requirement (other than reserve requirements, if any, taken into account in the determination of the LIBOR Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender, including the Commitment of such Lender hereunder; or

                        (C) shall impose on such Lender or on the London
                  interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

Second Amended and Restated Credit Agreement - Page 26
            and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing, or maintaining any LIBOR Loan or to reduce any sum received or receivable by such Lender under this Agreement or its Notes with respect to any LIBOR Loan, then Borrowers shall pay to such Lender on demand such amount or amounts as will reasonably compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrowers under this Section 5(c), Borrowers may, by notice to such Lender (with a copy to Agent), suspend the obligation of such Lender to make or continue LIBOR Loans, or to convert all or part of the Base Rate Loans owing to such Lender to LIBOR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                  (ii) If, after the Effective Date, any Lender shall have
            reasonably determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrowers shall pay to such Lender such additional amount or amounts as will reasonably compensate such Lender for such reduction.

                  (iii) Each Lender shall promptly notify Borrowers and Agent of any event of which it has knowledge, occurring after the Effective Date, which will entitle such Lender to compensation pursuant to this Section 5(c) and will designate an alternative Lending Installation, if applicable, if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 5(c) shall furnish to Borrowers and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In

Second Amended and Restated Credit Agreement - Page 27
            determining such amount, such Lender may use any reasonable averaging and attribution methods.

                  (iv) Any Lender giving notice to Borrowers through the Agent pursuant to Section 5(c) shall give to Borrowers a statement signed by an officer of such Lender setting forth in reasonable detail the basis for, and the calculation of such additional cost, reduced payments or capital requirements, as the case may be, and the additional amounts required to compensate such Lender therefor.

                  (v) Within five (5) Business Days after receipt by Borrowers of any notice referred to in Section 5(c), Borrowers shall pay to the Agent for the account of the Lender issuing such notice such additional amounts as are required to compensate such Lender for the increased cost, reduced payments or increased capital requirements identified therein, as the case may be.

                  (vi) Failure or delay on the part of any Lender to demand
            compensation pursuant to this Section shall not constitute a waiver of any such Lender's right to demand such compensation.

            (d) Discretion of Lender as to Manner of Funding. Notwithstanding any provisions of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loan in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the last day of the Interest Period applicable to such LIBOR Loan and bearing an interest rate at the applicable interest rate for such Interest Period.

            (e) Breakage Fees. Without duplication under any other provision hereof, if any Lender incurs any loss, cost or expense including, without limitation, any loss of profit and loss, cost, expense or premium reasonably incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to the Lenders as a result of any of the following events other than any such occurrence as a result in the change of circumstances described in Sections 5(a) and (b):

                  (i) any payment, prepayment or conversion of a LIBOR Loan on a date other than the last day of its Interest Period (whether by acceleration, prepayment or otherwise);

                  (ii) any failure to make a principal payment of a LIBOR Loan on the due date thereof; or

Second Amended and Restated Credit Agreement - Page 28

                  (iii) any failure by Borrowers to borrow, continue, prepay or convert to a LIBOR Loan on the dates specified in a notice given pursuant to Section 2(b) or 4(c);

      then Borrowers shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall furnish to Borrowers and Agent a statement setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such statement shall be conclusive and binding absent manifest error.

            (f) Joint and Several Liability. The Obligations shall constitute one joint and several direct and general obligation of the Borrowers. Notwithstanding anything to the contrary contained herein, each of the Borrowers shall be jointly and severally, with each other Borrower, directly and unconditionally liable to the Agent, the Lenders and, with respect to any Rate Management Obligations, each Lender Counterparty, for all Obligations and shall have the obligations of co-maker with respect to the Loans, the Notes, and the other Obligations, it being agreed that the Advances to each Borrower inure to the benefit of all Borrowers, and that the Administrative Agent, the Lenders and their Affiliates are relying on such joint and several liability of the Borrowers as co-makers in extending the Loans and Rate Management Obligations hereunder and under the Rate Management Transactions.

            (g) Replacement of Lenders. In the event that (i) any Lender suspends its obligations to make LIBOR Loans pursuant to Section 5(b) or requests compensation under Section 5(c), (any Lender so affected an "Affected Lender"), or (ii) in connection with any proposed amendment, modification, termination, waiver or consent with respect to this Agreement or any other Loan Document as contemplated by Section 24, the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "Non-Consenting Lender") whose consent is required has not been obtained; then Borrowers, with the consent of the Agent, shall have the right to remove or replace such Affected Lender or Non-Consenting Lender (a "Terminated Lender") as a party to this Agreement, Borrowers may, upon notice to such Lender and Agent and with the consent of the Agent, (i) remove such Terminated Lender by terminating such Lender's Revolving Commitment, or (ii) replace such Terminated Lender by causing such Terminated Lender to assign its Revolving Commitment (without payment of any assignment fee) pursuant to
      Section 28 to one or more other Lenders or other Persons procured by Borrowers and approved by Agent. Borrowers shall pay in full all principal, interest, fees, and other amounts owing to such Terminated Lender through the date of termination or assignment. Any Terminated Lender being replaced shall execute and deliver an Assignment and Acceptance with respect to such Terminated Lender's Commitment and outstanding Loans.

Second Amended and Restated Credit Agreement - Page 29

            (h) Designated Senior Debt. The Company hereby designates the Obligations as " Designated Senior Debt," as such term is defined in the Indenture, and agrees to take any and all actions required under the Indenture, if any, to cause the Obligations to be "Designated Senior Debt" under the Indenture.

      6. COLLATERAL SECURITY. To secure the performance by Borrowers and the Guarantors of the Obligations, whether now or hereafter incurred, matured or unmatured, direct or contingent, joint or several, or joint and several, including extensions, modifications, renewals and increases thereof, and substitutions therefor, Borrowers and the Guarantors have heretofore granted and shall herewith or hereafter grant and assign to Agent for the ratable benefit of the Lenders a first and prior Lien or Liens on certain of their Oil and Gas Properties, certain related equipment, oil and gas inventory and proceeds of the foregoing. The Oil and Gas Properties heretofore and hereafter assigned and mortgaged to the Agent by Borrowers and the Guarantors shall represent not less than 80% of the Engineered Value (as hereinafter defined) of Borrowers' and Guarantors' Oil and Gas Properties, taken as a whole. In addition to the mortgaging of the Oil and Gas Properties, each Borrower shall (i) pledge to the Agent for the benefit of the Lenders a first and prior lien on all of the issued and outstanding Capital Stock of each of their Material Domestic Subsidiaries, and (ii) to cause each Material Domestic Subsidiary (other than GLEP) to provide to the Agent, for the benefit of the Lenders, a Guaranty. All Rate Management Obligations of any Borrower or any Guarantor to any Lender Counterparty shall be secured by the Collateral (as hereinafter defined) on a pari passu basis with the other Obligations of Borrower and the Guarantors under the Loan Documents and such Rate Management Obligations shall continue to be secured by the Collateral on a pari passu basis with such Obligations regardless of whether the Person counterparty to such Rate Management Obligation ceases to be a Lender or an Affiliate of a Lender at any time thereafter. All Oil and Gas Properties and other assets, properties or interests in which Borrowers or any Guarantor herewith grants or hereafter grants to Agent for the ratable benefit of the Lenders a first and prior Lien (to the satisfaction of the Agent) in accordance with this Section 6, including the Oil and Gas Properties, as such assets, properties and interests are from time to time constituted, are hereinafter collectively called the "Collateral".

      The granting and assigning of such security interests and Liens by Borrowers and certain of the Guarantors shall be pursuant to Security Instruments in form and substance reasonably satisfactory to the Agent. Concurrently with the delivery of each of the Security Instruments or within a reasonable time thereafter, Borrowers and Guarantors shall have furnished or caused to be furnished to the Agent mortgage and title opinions and other title information reasonably satisfactory to Agent with respect to the title and Lien status of (i) the Company and the Guarantors' interests in not less than 80% of the Engineered Value of the mortgaged Oil and Gas Properties of the Company and the Guarantors, taken as a whole, and (ii) GLEP's interests in not less than 30% of the Engineered Value of the mortgaged Oil and Gas Properties of GLEP. "Engineered Value" for this purpose shall mean future net revenues discounted at the discount rate being used by the Agent as of the date of any such determination utilizing the pricing parameters used in the engineering report furnished to the Agent pursuant to Sections 7 and 12.

Second Amended and Restated Credit Agreement - Page 30

Borrowers will cause to be executed and delivered to the Agent, in the future, additional Security Instruments if the Agent reasonably deems such are necessary to insure perfection or maintenance of Lenders' security interests and Liens in not less than 80% of the Engineered Value of the Oil and Gas Properties or any part thereof of Borrowers and the Guarantors, taken as a whole.

      7. BORROWING BASE.

            (a) Borrowing Base. Subject to Section 7(b), as of the Effective Date, the Borrowing Base shall be $500,000,000.

            (b) Subsequent Determinations of Borrowing Base. Subsequent determinations of the Borrowing Base shall be made by the Lenders semi-annually on April 1 and October 1 of each year beginning October 1, 2004 or as Unscheduled Redeterminations. By March 1 each year, beginning March 1, 2005, Borrowers shall furnish to the Lenders an engineering report in form and substance reasonably satisfactory to Agent prepared by an independent petroleum engineering firm acceptable to Agent, said engineering report to utilize economic and pricing parameters used by the Agent as established from time to time, together with such other information, reports and data concerning the value of the Oil and Gas Properties as Agent shall deem reasonably necessary to determine the value of such Oil and Gas Properties. By September 1 of each year beginning September 1, 2004, or within thirty (30) days after either (i) receipt of notice from Agent that the Lenders require an Unscheduled Redetermination, or (ii) Borrowers give notice to Agent of its desire to have an Unscheduled Redetermination performed, in each case Borrowers shall furnish to the Lenders an engineering report in form and substance reasonably satisfactory to Agent, said engineering report to utilize economic and pricing parameters used by the Agent as established from to time, together with such other information, reports and data concerning the value of such Oil and Gas Properties. Agent shall by written notice to Borrowers no later than April 1 and October 1 of each year, or within a reasonable time thereafter (herein called the "Determination Date"), notify Borrowers of the designation by the Lenders of the new Borrowing Base for the period beginning on such Determination Date and continuing until, but not including, the next Determination Date. If an Unscheduled Redetermination is to be made by the Lenders, the Agent shall notify Borrowers within a reasonable time after receipt of all requested information of the new Borrowing Base, and such new Borrowing Base shall continue until the next Determination Date. If Borrowers do not furnish all such information, reports and data by any date specified in this
      Section 7(b), unless such failure is reasonably determined by the Agent to be of no fault of Borrowers, the Lenders nonetheless designate the Borrowing Base at any amounts which the Lenders in their reasonable discretion determine and redesignate the Borrowing Base from time to time thereafter until the Lenders receive all such information, reports and data, whereupon the Lenders shall designate a new Borrowing Base, as described above. The procedure for determining the Borrowing Base at each

Second Amended and Restated Credit Agreement - Page 31 redetermination shall be that the Agent shall determine the Borrowing Base and submit the same to the Lenders. Increases in the Borrowing Base will require approval of all Lenders, but other reaffirmation or changes in the Borrowing Base will be subject to the approval of Super Majority Lenders. If any redetermined Borrowing Base is not approved by Super Majority Lenders within twenty (20) days after submission to the Lenders by Agent of the proposed amount, the Agent shall notify each of the Lenders that the proposed Borrowing Base has not been approved and each Lender will submit within ten (10) days thereafter its proposed Borrowing Base. The redetermined Borrowing Base shall be then determined (in all cases except those involving an increase of the Borrowing Base which requires approval of all Lenders) based upon the weighted arithmetic average of the proposed amounts submitted by each Lender, said proposals to be weighted according to each Lender's Commitment. Each Lender shall determine the amount of the Borrowing Base based upon the loan collateral value which such Lender in its sole discretion (using such methodology, assumptions and discount rates as such Lender customarily uses in assigning collateral value to oil and gas properties, oil and gas gathering systems, gas processing and plant operations) assigns to such Oil and Gas Properties of Borrowers and the Guarantors at the time in question and based upon such other credit factors consistently applied (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of Borrowers and their affiliates) as such Lender customarily considers in evaluating similar oil and gas credits. If at any time any of the Oil and Gas Properties are sold, the Borrowing Base then in effect shall automatically be reduced by a sum equal to the amount of prepayment, if any, required to be made pursuant to Section 12(r). It is expressly understood that the Lenders have no obligation to designate the Borrowing Base at any particular amounts, except in the exercise of their discretion, whether in relation to the Commitments or otherwise; provided, however, that the Lenders shall not have the obligation to designate a Borrowing Base in an amount in excess of the Commitment.

      8. FEES.

            (a) Unused Commitment Fee. Borrowers shall pay to Agent, for the ratable benefit of the Lenders, an unused commitment fee (the "Unused Commitment Fee") equivalent to the Applicable Margin times the daily average of the sum of the Borrowing Base minus Total Outstandings. Such Unused Commitment Fee shall be calculated on the basis of a year consisting of 360 days. The Unused Commitment Fee shall be payable in arrears on the last day of each calendar quarter beginning June 30, 2004 with the final fee payment due on the Maturity Date for any period then ending for which the Unused Commitment Fee shall not have been theretofore paid. In the event the Commitment terminates on any date prior to the end of any such quarterly period, Borrowers shall pay to the Agent for the ratable benefit of the Lenders, on the date of such termination, the total Unused Commitment Fee due for the period in which such termination occurs. If a

Second Amended and Restated Credit Agreement - Page 32 date for payment of the Unused Commitment Fee shall be other than a Business Day such payment shall be made on the next succeeding Business Day.

            (b) Agent and Arranger Fees. The Borrowers agree to pay to the Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrowers, the Agent and the Arranger pursuant to that certain letter agreement dated June 2, 2004, or as otherwise agreed from time to time.

      9. PREPAYMENTS.

            (a) Voluntary Prepayments. Subject to the provisions of Section 5(e), Borrowers may at any time and from time to time, without penalty or premium, prepay the Notes, in whole or in part. Each such prepayment (i) on LIBOR Loans shall be made on at least three (3) Business Days' prior written notice to Agent in a minimum amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof (or the unpaid balance of the Notes, whichever is less) plus accrued interest thereon to the date of prepayment and (ii) on Base Rate Loans may be made with prior written notice to Agent given on the same day of such prepayment in a minimum amount of $100,000 or any integral multiple of $100,000 in excess thereof (or the unpaid balance on the Notes, whichever is less) plus accrued interest thereon to the date of prepayment.

            (b) Mandatory Prepayment For Borrowing Base Deficiency. In the event the Total Outstandings ever exceed the Borrowing Base as determined by Lenders pursuant to Section 7(b) and 7(c) (a "Borrowing Base Deficiency"), Borrowers shall, within ninety (90) days after written notification from the Agent, either (A) by instruments reasonably satisfactory in form and substance to the Lender, provide the Agent with Collateral with value and quality in amounts satisfactory to all of the Lenders in their discretion in order to increase the Borrowing Base by an amount at least equal to such excess, or (B) prepay, without premium or penalty, the principal amount of the Notes in an amount at least equal to such excess plus accrued interest thereon to the date of prepayment, or (C) prepay, without premium or penalty, the principal amount of such excess in not more than two (2) equal installments to be applied to principal plus accrued interest thereon with the first such installment being due upon the 90th day after receipt of notice of such deficiency with the remaining installment being due in one hundred eighty (180) days of receipt of notice of such deficiency. If the Total Outstandings ever exceed the Commitment or the Borrowing Base as a result of a required reduction in the Commitment or the Borrowing Base pursuant to Section 2(f), then in such event, Borrowers shall, upon written notice, immediately prepay the principal amount of the Notes in an amount at least equal to such excess plus accrued interest to the date of prepayment.

      10. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to enter into this Agreement, Borrowers represent and warrant to the Lenders (which representations and warranties will survive the delivery of the Notes) that:

Second Amended and Restated Credit Agreement - Page 33

            (a) Creation and Existence. The Company is a corporation duly organized, validly existing and in good standing under the laws of the of the State of Delaware and is duly qualified in all jurisdictions wherein failure to qualify may result in a Material Adverse Effect. GLEP is a limited liability company duly and property organized, validly existing and in good standing under the laws of Delaware and is duly qualified in all jurisdictions wherein failure to qualify may result in a Material Adverse Effect. Each of the Guarantors is a corporation, partnership or limited liability company duly and properly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is duly qualified in all jurisdictions wherein failure to qualify may result in a Material Adverse Effect. Each Borrower and each Guarantor has all corporate power and authority to own their respective properties and assets and to transact the business in which they are engaged.

            (b) Power and Authority. Each Borrower is duly authorized and empowered to create and issue the Notes; and each Borrower and each Guarantor is duly authorized and empowered to execute, deliver and perform their respective Loan Documents, including this Agreement; and all action on each Borrower's and each Guarantor's part requisite for the due creation and issuance of the Notes and for the due execution, delivery and performance of the Loan Documents, including this Agreement, has been duly and effectively taken.

            (c) Binding Obligations. This Agreement does, and the Notes and other Loan Documents upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of each Borrower and each Guarantor, respectively, enforceable in accordance with its respective terms (except that enforcement may be subject to general principles of equity and any applicable bankruptcy, insolvency, or similar debtor relief laws now or hereafter in effect and relating to or affecting the enforcement of creditors' rights generally).

            (d) No Legal Bar or Resultant Lien. The Notes and the Loan Documents, including this Agreement, do not and will not, to the best of each Borrower's or each Guarantor's knowledge violate or conflict with or result in a default under any provisions of any Borrower's or any Guarantor's charter, bylaws or other organizational documents or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which any Borrower or any Guarantor is subject, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of any Borrower or any Guarantor, other than those contemplated by this Agreement.

            (e) No Consent. The execution, delivery and performance by Borrowers of the Notes and the execution, delivery and performance by each Borrower and each Guarantor of the other Loan Documents, including this Agreement, does not require the consent or approval of any other Person or entity, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof except for consents required

Second Amended and Restated Credit Agreement - Page 34 for federal, state and, in some instances, private leases, right of ways and other conveyances or encumbrances of oil and gas leases all of which shall have been obtained.

            (f) Financial Condition. The audited consolidated Financial Statements of the Company dated as of December 31, 2003 which have been delivered to Lenders by the Company are complete and correct in all material respects and fully and accurately reflect in all material respects the financial conditions and the results of the operations of the Company and its Subsidiaries as of such date and for the period stated and no change has occurred between such date and the Effective Date in the condition, financial or otherwise of the Company or its Subsidiaries which is reasonably expected to have a Material Adverse Effect, except as disclosed to Lenders in Schedule "2" attached hereto.

            (g) Liabilities. Neither Borrowers nor any Guarantor has any material liability, direct or contingent on the Effective Date, except as disclosed to the Lenders in the Financial Statements or on Schedule "3" attached hereto. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business, assets or properties of any Borrower or any Guarantor which is reasonably expected to have a Material Adverse Effect or which involve any of the Loan Documents.

            (h) Litigation. Except as described in the Financial Statements, or as otherwise disclosed to the Lenders in Schedule "4" attached hereto, on the Effective Date there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of any directors or the officers of any Borrower or any Guarantor, threatened against or affecting any Borrower or any Guarantor which involves the possibility of any judgment or liability not fully covered by insurance, and which is reasonably expected to have a Material Adverse Effect.

            (i) Taxes; Governmental Charges. Each Borrower and each Guarantor has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or its assets, properties or income which are due and payable, including interest and penalties, the failure of which to pay could reasonably be expected to have a Material Adverse Effect, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP has been provided and levy and execution thereon have been stayed and continue to be stayed.

            (j) Titles, Etc. Each Borrower and each Guarantor has good and defensible title to all of their material assets, including without limitation, the Oil and Gas Properties, free and clear of all Liens or other encumbrances except Permitted Liens.

            (k) Defaults. Neither Borrowers nor any Guarantor is in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage,

Second Amended and Restated Credit Agreement - Page 35 deed of trust, security agreement or other agreement or instrument to which any Borrower or any Guarantor is a party in any respect that would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default hereunder has occurred and is continuing.

            (l) Casualties; Taking of Properties. Since the dates of the latest Financial Statements of the Company delivered to Lenders, there has been no change in the business, properties, condition (financial or otherwise) or results of operations of Borrowers (to the extent it is reasonably expected to cause a Material Adverse Effect), as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

            (m) Use of Proceeds; Margin Stock. The proceeds of the Loans may be used by Borrowers solely for (i) the payment of the purchase price for the GLEP Acquisition, (ii) the renewal, extension, rearrangement and modification of all indebtedness and obligations of the Borrowers under or in connection with the Original Credit Agreement (iii) the payment of the fees, costs and expenses incurred in connection with the Related Transactions, (iv) working capital, (v) the acquisition, exploration, and development of oil and gas properties, and (vi) other general corporate purposes, including, without limitation, the purchase of Junior Securities to the extent permitted under Section 13(f). Borrowers are not engaged principally or as one of their important activities in the business of extending credit for the purpose of purchasing or carrying any "margin stock " as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U.

            Neither Borrowers nor any Person or entity acting on behalf of any Borrower has taken or will take any action which might cause the loans hereunder or any of the Loan Documents, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

            (n) Location of Business and Offices. The principal place of business and chief executive offices of each Borrower and each Guarantor is located at the address as stated in Section 17.

            (o) Compliance with the Law. To the best of each Borrower's knowledge, neither Borrowers nor any Guarantor:

Second Amended and Restated Credit Agreement - Page 36

                  (i) is in violation of any law, judgment, decree, order,
            ordinance, or governmental rule or regulation to which any Borrower, any Guarantor, or any of its assets or properties are subject; or

                  (ii) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of its business;

      which violation or failure is reasonably expected to have a Material Adverse Effect.

            (p) No Material Misstatements. No information, exhibit or report furnished by any Borrower or any Guarantor to the Lenders in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

            (q) Not A Utility. None of Borrowers is a utility subject to regulation under the laws of in the State of Texas as a result of being engaged in the (i) generation, transmission, or distribution and sale of electric power; (ii) transportation, distribution and sale through a local distribution system of natural or other gas for domestic, commercial, industrial, or other use; (iii) provision of telephone or telegraph service to others; (iv) production, transmission, or distribution and sale of steam or water; (v) operation of a railroad; or (vii) provision of sewer service to others.

            (r) ERISA. Each Borrower is in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 403 of ERISA, has occurred with respect to any Plan of any Borrower.

            (s) Public Utility Holding Company Act. Neither of Borrowers is a "holding company", or "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (t) Legal Names. The exact legal name of the Company and each of its Subsidiaries, their respective jurisdiction of organization, dates of organization, organizational identification numbers and taxpayer identification numbers are listed on Schedule "5" hereto.

            (u) Environmental Matters. Except as disclosed on Schedule "6", as of the Effective Date neither Borrowers nor any Guarantor (i) has received notice or otherwise learned or is otherwise aware of any Environmental Liability which would be reasonably expected to individually or in the aggregate have a Material Adverse Effect arising in connection with (A) any non-compliance with or violation of the requirements of any

Second Amended and Restated Credit Agreement - Page 37

      Environmental Law or (B) the release or threatened release of any toxic or hazardous waste into the environment, (ii) has received notice or otherwise is aware of any threatened or actual liability in connection with the release or notice of any threatened release of any toxic or hazardous waste into the environment which would be reasonably expected to individually or in the aggregate have a Material Adverse Effect or (iii) has received notice or otherwise learned of or is otherwise aware of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste into the environment for which any Borrower or any Guarantor is or may be liable which would reasonably be expected to result in a Material Adverse Effect.

            (v) Liens. Except for Permitted Liens, the assets and properties of each Borrower and each Guarantor are free and clear of all Liens and encumbrances.

            (w) Solvency. Immediately after the consummation of the Related Transactions and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Borrower and each Guarantor on a consolidated basis, at a fair valuation, will exceed their respective debts and liabilities, subordinated, contingent or otherwise;
      (b) the present fair saleable value of the property of each Borrower and each Guarantor on a consolidated basis will be greater than the amount that will be required to pay the probable liability of their respective debts and other liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (c) each Borrower and each Guarantor on a consolidated basis will be able to pay their respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Borrower and each Guarantor on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

            (x) Insurance. All insurance reasonably necessary in the ordinary course of Borrowers' and any Guarantor's business is maintained by or on behalf of Borrower and any such Guarantor and all premiums in respect of such insurance have been paid.

            (y) Consummation of the GLEP Acquisition. The GLEP Acquisition has been duly consummated in accordance with the terms of the GLEP Acquisition Agreement without amendment or waiver of any material term or provision thereof. True and correct copies of the GLEP Acquisition Agreement (including all amendments or modifications thereof) have been delivered to Agent pursuant to Section 11.1(xiv). Neither the Company nor GLEP is in default, and to the knowledge of the Company neither FirstEnergy nor Marbel is in default, under the GLEP Acquisition Agreement or under any instrument or document to be delivered in connection therewith. All of the transactions engaged in by the Company, GLEP and their Affiliates as part of the GLEP Acquisition were legal and valid and in compliance with all applicable law.

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

      11. CONDITIONS OF LENDING.

      (a) The effectiveness of this Agreement, and the obligation to make the initial Advance or issue any initial Letter of Credit under the Commitment shall be subject to satisfaction of the following conditions precedent:

            (i) Borrowers' Execution and Delivery. Each Borrower shall have executed and delivered the Agreement, the Notes and other required Loan Documents, all in form and substance satisfactory to the Agent;

            (ii) Guarantors' Execution and Delivery. Each Material Domestic Subsidiary shall have executed and delivered its Guaranty in the form of Exhibit "C" and each other Loan Document required under this Agreement;

            (iii) Legal Opinions. The Agent shall have received from Borrowers' and Guarantors' legal counsel one or more favorable legal opinions in form and substance reasonably satisfactory to the Agent as to each Borrower's and each Guarantor's status and the enforceability and legal and binding effect of the transactions contemplated by this Agreement and any of the other Loan Documents;

            (iv) Resolutions. The Agent shall have received appropriate certified corporate resolutions of each Borrower and each Guarantor authorizing the execution of each Loan Document to which it is a party and Agent shall have received any other information required by Section 326 of the USA PATRIOT ACT or necessary for the Agent or any Lender to verify the identity of any Borrower or any Guarantor as required by Section 326 of the USA PATRIOT ACT;

            (v) Good Standing. The Agent shall have received evidence of existence and good standing for each Borrower and each Guarantor;

            (vi) Incumbency. The Agent shall have received a signed certificate of each Borrower and each Guarantor, certifying the names of the officers of each Borrower and each Guarantor authorized to sign loan documents on behalf of such Borrower and such Guarantor, together with the true signatures of each such officer. The Agent may conclusively rely on such certificate until the Agent receives a further certificate of any Borrower and any Guarantor canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate;

            (vii) Organizational Documents. The Agent shall have received copies of the Organizational Documents for each Borrower and each Guarantor together with all amendments thereto, appropriately certified by governmental authority in

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

      the jurisdiction of incorporation of each Borrower and each Guarantor or one or more officers of each Borrower or each Guarantor, as the case may be, as being true, correct and complete;

            (viii) Payment of Fees. The Agent shall have received for the benefit of Lenders the fees required pursuant to Section 8;

            (ix) Representation and Warranties. The representations and warranties of each Borrower and each Guarantor under this Agreement and the other Loan Documents shall be true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

            (x) Officer's Certificate. A certificate, signed by the Chief Financial Officer of the Company stating that on the Effective Date and after giving effect to the Related Transactions and the Advances to be made on such date (including advances under the Original Range Credit Agreement on such date), (i) no Default or Event of Default has occurred and is continuing (ii) the Obligations constitute "Senior Debt" (as such term is defined in the Indenture) permitted to be incurred under the terms of the Indenture and accompanied by reasonable detailed calculations demonstrating compliance with the foregoing clause (ii) and (iii) that effective upon the closing of the GLEP Acquisition, GLEP will be released from not less than one-half (1/2) of the Commodity Hedge Transactions of GLEP in effect immediately prior to the Effective Date on terms and conditions reasonably satisfactory to the Agent if the Company has elected to make the Optional Hedging Payment.

            (xi) No Event of Default. No Default or Event of Default shall have occurred and be continuing;

            (xii) Other Documents. Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as Agent or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent;

            (xiii) Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Agent retained at the expense of Borrowers;

            (xiv) GLEP Acquisition. (1) The GLEP Acquisition shall have been or simultaneously with the initial Advance will be, consummated substantially in accordance with the terms and provisions of the GLEP Acquisition Agreement, without the waiver of any condition thereto if the effect thereof would have a Material Adverse Effect on the Company and its Subsidiaries as a whole; (2) the

Second Amended and Restated Credit Agreement - Page 40

      Acquired Interests Transfer shall have been, or simultaneously with the initial Advance will be, consummated on terms acceptable to the Agent; (3) Agent shall have received true and complete executed or conformed copies of the GLEP Acquisition Agreement and any amendments and modifications thereto; (4) Agent shall have received true and complete executed copies of the documents and agreements evidencing the Acquired Interests Transfer; (5) the GLEP Acquisition Agreement shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof except with the prior written consent of Agent; (6) Agent shall have received a certificate from the Company's chief financial officer and such other evidence satisfactory to it that each of the conditions set forth in clauses (1) through (5) above have been satisfied;

            (xv) Security Instruments. In order to create in favor of Agent, for the benefit of Lenders, a valid and, subject to any filing and/or recording referred to herein, perfected Lien (subject only to Permitted Liens) in the Oil and Gas Properties and the other assets, interests and properties of Borrowers and the Guarantors pursuant to Section 6, Agent shall have received from each Borrower and each applicable Guarantor:

                  (1) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering such Oil and Gas Properties;

                  (2) an opinion of counsel (which counsel shall be reasonably satisfactory to Agent) in each state in which such Oil and Gas Properties are located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Agent may reasonably request, in each case in form and substance reasonably satisfactory to Agent;

                  (3) fully executed pledge agreements covering all of the
            issued and outstanding Capital Stock of GLEP and each Guarantor of the Company in form and substance satisfactory to the Agent from each owner and holder of such Capital Stock; and

                  (4) evidence satisfactory to the Agent of the compliance by the Company and each Guarantor of their obligations under the pledge agreements and the other Security Instruments required under Section 6 (including, without limitation, their obligations to execute and deliver UCC financing statements, originals of securities or instruments as provided therein).

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

                  (5) evidence satisfactory to the Agent of the compliance by the Borrowers with the requirements under Section 12(v) with respect to the title of the Borrowers and the Guarantors to the mortgaged Oil and Gas Properties.

      (b) The obligation of the Lenders to make any Advance under the Commitment (other than the initial Advance) shall be subject to the following additional conditions precedent that, at the date of making each such Advance and after giving effect thereto:

            (i) Representations and Warranties. The representations and warranties of each Borrower and each Guarantor under this Agreement and the other Loan Documents are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date); and

            (ii) No Event of Default. No Default or Event of Default shall have occurred and be continuing;

            (iii) Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Agent retained at the expense of Borrowers.

Each Borrowing Notice shall constitute a representation and warranty by Borrowers that the conditions contained in Sections 11(b)(i) and (ii) have been satisfied.

      (c) Notwithstanding anything to the contrary herein, the consummation of the GLEP Acquisition and the Acquired Interests Transfer shall be deemed to have occurred simultaneously with the making of the initial Advance.

      12. AFFIRMATIVE COVENANTS. A deviation from the provisions of this Section 12 shall not constitute a Default or an Event of Default under this Agreement if such deviation is expressly consented to in writing by Required Lenders (or to the extent expressly required in this Section 12, Super Majority Lenders) prior to the date of deviation. Each Borrower will at all times comply, and will cause each Guarantor to comply, with the covenants contained in this Section 12 from the date hereof and for so long as the Commitments are in existence or any amount is owed to the Agent or the Lenders under this Agreement or the other Loan Documents.

            (a) Financial Statements and Reports. The Company shall promptly furnish to the Agent from time to time upon request such information regarding the business and affairs and financial condition of each Borrower and each Guarantor, as the Agent may reasonably request, and will furnish to the Agent:

                  (i) Annual Audited Financial Statements. As soon as available, and in any event within ninety (90) days after the close of each

Second Amended and Restated Credit Agreement - Page 42
            fiscal year, the annual audited consolidated and unaudited consolidating Financial Statements of the Company, prepared in accordance with GAAP accompanied by an unqualified opinion on such consolidated statements rendered by an independent accounting firm reasonably acceptable to the Agent;

                  (ii) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of each year, the quarterly unaudited, (i) consolidated and consolidating Financial Statements of each Borrower and each Guarantor, and (ii) the unconsolidated quarterly Financial Statements of the Company, all such Financial Statements to be prepared in accordance with GAAP;

                  (iii) Report on Properties. As soon as available and in any event on or before March 1 and September 1 of each calendar year, and at such other times as any Lender, in accordance with Section 7, may request, the engineering reports required to be furnished to the Agent under such Section 7 on the Oil and Gas Properties;

                  (iv) Additional Information. Promptly upon request of the
            Agent from time to time any additional financial information or other information that the Agent may reasonably request.

      All such reports, information, balance sheets and Financial Statements referred to in Subsection 12(a) above shall be in such detail as the Agent may reasonably request and shall be prepared in a manner consistent with the Financial Statements.

            (b) Certificates of Compliance. Concurrently with the furnishing of the annual audited Financial Statements pursuant to Section 12(a)(i) and the quarterly unaudited Financial Statements pursuant to Section 12(a)(ii) for the months coinciding with the end of each calendar quarter, the Company will furnish or cause to be furnished to the Agent a certificate in the form of Exhibit "D" attached hereto, signed by the President or Chief Financial Officer of the Company, (i) stating that each Borrower and each Guarantor have fulfilled in all material respects their respective obligations under the Notes and the Loan Documents, including this Agreement, and that all representations and warranties made herein and therein continue (except to the extent they relate solely to an earlier date) to be true and correct in all material respects (or specifying the nature of any change), or if a Default has occurred, specifying the Default and the nature and status thereof; (ii) to the extent requested from time to time by the Agent, specifically affirming compliance of each Borrower and each Guarantor in all material respects with any of its representations (except to the extent they relate solely to an earlier date) or obligations under said instruments; (iii) setting forth the computation, in reasonable detail as of the end of each period covered by such certificate, of compliance with Sections 13(b) and

Second Amended and Restated Credit Agreement - Page 43

      (c); and (iv) containing or accompanied by such financial or other details, information and material as the Agent may reasonably request to evidence such compliance.

            (c) Accountants' Certificate. Concurrently with the furnishing of the annual audited Financial Statement pursuant to Section 12(a)(i), the Company will furnish a statement from the firm of independent public accountants which audited such Financial Statement to the effect that nothing has come to their attention to cause them to believe that there existed on the date of such statements any Event of Default.

            (d) Taxes and Other Liens. Each Borrower will pay, and will cause each Guarantor to pay, and discharge promptly all taxes, assessments and governmental charges or levies imposed upon such Borrower or such Guarantor, or upon the income or any assets or property of Borrower or any Guarantor, as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien or other encumbrance upon any or all of the assets or property of any Borrower or any Guarantor and which could reasonably be expected to result in a Material Adverse Effect; provided, however, that neither Borrowers nor any Guarantor shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted, levy and execution thereon have been stayed and continue to be stayed and if Borrower or such Guarantor shall have set up adequate reserves therefor, if required, under GAAP.

            (e) Compliance with Laws. Each Borrower will observe and comply, and will cause each Guarantor to observe and comply, in all material respects, with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign.

            (f) Further Assurances. Each Borrower will cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Notes and the Loan Documents, including this Agreement. Each Borrower at its sole expense will, and will cause each Guarantor to, promptly execute and deliver to Agent upon its reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement, or to correct any omissions in the Notes or more fully to state the obligations set out herein.

            (g) Performance of Obligations. Each Borrower will pay the Notes and other obligations incurred by it hereunder according to the reading, tenor and effect thereof and hereof; and each Borrower will do and perform, and will cause each Guarantor to do and perform, every act and discharge all of the obligations provided to be performed and

Second Amended and Restated Credit Agreement - Page 44 discharged by any Borrower or any Guarantor under the Loan Documents, including this Agreement, at the time or times and in the manner specified.

            (h) Insurance. Each Borrower now maintains and will continue to maintain, and will cause each Guarantor to maintain, insurance with financially sound and reputable insurers with respect to its assets against such liabilities, fires, casualties, risks and contingencies and in such types and amounts as is customary in the case of persons engaged in the same or similar businesses and similarly situated. Upon request of the Agent, Borrowers will furnish or cause to be furnished to the Agent from time to time a summary of the respective insurance coverage of each Borrower and each Guarantor in form and substance reasonably satisfactory to the Agent, and, if requested, will furnish the Agent copies of the applicable policies. Upon demand by Agent any insurance policies covering any such property shall be endorsed (i) to provide that such policies may not be canceled, reduced or affected in any manner for any reason without fifteen (15) days prior notice to Agent, (ii) to provide for insurance against fire, casualty and other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated business and properties) of the property insured, and (iii) to provide for such other matters as the Agent may reasonably require. Each Borrower shall, and shall cause each Guarantor to, at all times maintain adequate insurance with respect to all of its other assets and wells in accordance with prudent business practices.

            (i) Accounts and Records. Each Borrower will, and will cause each Guarantor to, keep proper books, records and accounts in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, prepared in a manner consistent with prior years, subject to changes suggested by such Borrower's or such Guarantor's auditors.

            (j) Right of Inspection. Each Borrower will permit, and will cause each Guarantor to permit, any officer, employee or agent of the Lenders to examine each Borrower's and each Guarantor's books, records and accounts, and take copies and extracts therefrom, all at such reasonable times during normal business hours and as often as the Lenders may reasonably request. The Lenders will use best efforts to keep all Confidential Information (as herein defined) confidential and will not disclose or reveal the Confidential Information or any part thereof other than (i) as required by law, and (ii) to the Lenders', and the Lenders' subsidiaries', Affiliates, officers, employees, legal counsel and regulatory authorities or advisors to whom it is necessary to reveal such information for the purpose of effectuating the agreements and undertakings specified herein or as otherwise required in connection with the enforcement of the Lenders' and the Agent's rights and remedies under the Notes, this Agreement and the other Loan Documents. As used herein, "Confidential Information" means information about any Borrower or any Guarantor furnished by any Borrower or any Guarantor to the Lenders, but does not include information (i) which was publicly known, or otherwise known to

Second Amended and Restated Credit Agreement - Page 45 the Lenders, at the time of the disclosure, (ii) which subsequently becomes publicly known through no act or omission by the Lenders, or (iii) which otherwise becomes known to the Lenders, other than through disclosure by a Borrower or a Guarantor.

            (k) Notice of Certain Events. Each Borrower shall promptly notify the Agent if such Borrower learns of the occurrence of (i) any event which constitutes a Default or Event of Default together with a detailed statement by such Borrower of the steps being taken to cure such Default or Event of Default; (ii) any legal, judicial or regulatory proceedings affecting any Borrower or any of the assets or properties of any Borrower or any Guarantor which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (iii) any dispute between any Borrower or any Guarantor and any governmental or regulatory body or any other Person or entity which, if adversely determined, would reasonably be expected to cause a Material Adverse Effect; (iv) any other matter which in any Borrower's reasonable opinion could have a Material Adverse Effect.

            (l) ERISA Information and Compliance. Each Borrower will, and will cause each Guarantor to, promptly furnish to the Agent upon becoming aware of the occurrence of any "reportable event", as such term is defined in
      Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the chief financial officer of any Borrower or any Guarantor specifying the nature thereof, what action such party is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

            (m) Environmental Reports and Notices. Each Borrower will, and will cause each Guarantor to, deliver to the Agent (i) promptly upon its becoming available, one copy of each report (other than routine informational filings) sent by any Borrower or any Guarantor to any court, governmental agency or instrumentality pursuant to any Environmental Law,
      (ii) notice, in writing, promptly upon any Borrower's or any Guarantor's receipt of notice or otherwise learning of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law which reasonably could be expected to have a Material Adverse Effect; (y) the release or threatened release of any hazardous substance, toxic or hazardous waste into the environment which reasonably could be expected to have a Material Adverse Effect or which release any Borrower or any Guarantor would have a duty to report to any court or government agency or instrumentality, or
      (iii) the existence of any Environmental Lien on any properties or assets of any Borrower or any Guarantor and such Borrower or such Guarantor shall promptly deliver a copy of any such notice to Agent.

Second Amended and Restated Credit Agreement - Page 46

            (n) Compliance and Maintenance. Each Borrower will, and will cause each Guarantor to, (i) observe and comply in all material respects with all Environmental Laws; (ii) except as provided in Subsections 12(o) and 12(p) below, maintain the Oil and Gas Properties and other assets and properties in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to the Oil and Gas Properties and other assets and properties as are needed and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times in the opinion of any Borrower, or any Guarantor, exercised in good faith; (iii) take or cause to be taken whatever actions are necessary or desirable to prevent an event or condition of default by any Borrower or any Guarantor under the provisions of any gas purchase or sales contract or any other contract, agreement or lease comprising a part of the Oil and Gas Properties or other collateral security hereunder which default could reasonably be expected to result in a Material Adverse Effect; and (iv) furnish Agent upon request evidence reasonably satisfactory to Agent that there are no Liens, claims or encumbrances on the Oil and Gas Properties, except Permitted Liens.

            (o) Operation of Properties. Except as provided in Subsections 12(p) and (q) below, each Borrower will, and will cause each Guarantor to, operate, or use reasonable efforts to cause to be operated, all Oil and Gas Properties in a careful and efficient manner in accordance with the practice of the industry and in compliance in all material respects with all applicable laws, rules, and regulations, and in compliance in all material respects with all applicable proration and conservation laws of the jurisdiction in which the properties are situated, and all applicable laws, rules, and regulations, of every other agency and authority from time to time constituted to regulate the development and operation of the properties and the production and sale of hydrocarbons and other minerals therefrom; provided, however, that any such Borrower or any such Guarantor shall have the right to contest in good faith by appropriate proceedings, the applicability or lawfulness of any such law, rule or regulation and pending such contest may defer compliance therewith, as long as such deferment shall not subject the properties or any part thereof to foreclosure or loss.

            (p) Compliance with Leases and Other Instruments. Each Borrower will, and will cause each Guarantor to, pay or cause to be paid and discharge all rentals, delay rentals, royalties, production payment, and indebtedness required to be paid by such party (or required to keep unimpaired in all material respects the rights of such party in Oil and Gas Properties) accruing under, and perform or cause to be performed in all material respects each and every act, matter, or thing required of such party by each and all of the assignments, deeds, leases, subleases, contracts, and agreements in any way relating to such party or any of the Oil and Gas Properties and do all other things necessary of such party to keep unimpaired in all material respects the rights of such party thereunder and to prevent the forfeiture thereof or default thereunder; provided, however, that nothing in this Agreement shall be deemed to require any Borrower or any Guarantor to perpetuate or renew any oil and gas lease or other lease by payment of rental or delay rental or by

Second Amended and Restated Credit Agreement - Page 47 commencement or continuation of operations nor to prevent any Borrower or any Guarantor from abandoning or releasing any oil and gas lease or other lease or well thereon when, in any of such events, in the opinion of the affected Borrower or Guarantor exercised in good faith, it is not in the best interest of such Borrower or such Guarantor to perpetuate the same.

            (q) Certain Additional Assurances Regarding Maintenance and Operations of Properties. With respect to those Oil and Gas Properties which are being operated by operators other than a Borrower or a Guarantor, neither Borrowers nor any Guarantor shall be obligated to perform any undertakings contemplated by the covenants and agreement contained in Sections 12(o) or 12(p) which are performable only by such operators and are beyond the control of such Borrower or such Guarantor; however, each Borrower agrees to promptly take, or cause to be taken, all reasonable actions available under any operating agreements or otherwise to bring about the performance of any such material undertakings required to be performed thereunder.

            (r) Sale of Certain Assets/Prepayment of Proceeds. Each Borrower will immediately pay over to the Agent for the ratable benefit of the Lenders as a prepayment of principal on the Notes and a reduction of the Commitments, an amount equal to 100% of the "Release Price" from the sale of Oil and Gas Properties by any Borrower or any Guarantor in excess of $25,000,000 in the aggregate received from such sales between Borrowing Base redeterminations, which sale has been either (i) made in compliance with the provisions of Section 13(a)(ii), or (ii) approved in advance by Super Majority Lenders. Provided, however, that in lieu of making any such payment Borrowers may elect to provide, or cause to be provided by a Guarantor, additional Oil and Gas Properties with value and quality satisfactory to all Lenders in their discretion in substitution for the Oil and Gas Properties sold pursuant to the provisions of this Section 12(r). The term "Release Price" means the price determined by the Super Majority Lenders in their discretion based on the loan value of the Oil and Gas Properties being sold by a Borrower or a Guarantor that the Super Majority Lenders in their discretion (using such methodology, assumptions and discount rates as such Lenders customarily use in assigning loan value to oil and gas properties) assigned to such Oil and Gas Properties as of the date of such determination by the Lenders. Any such prepayment of principal on the Notes required by this Section 12(r), shall not be in lieu of, but shall be in addition to, any mandatory prepayment of principal required to be paid pursuant to Section 9(b).

            (s) Title Matters. Within sixty (60) days after the Effective Date with respect to the Oil and Gas Properties listed on Schedule "7" hereto, each Borrower shall, or shall cause a Guarantor to, furnish Agent with title information reasonably satisfactory to Agent showing good and defensible title of such Borrower or such Guarantor to such Oil and Gas Properties subject only to the Permitted Liens. As to any Oil and Gas Properties hereafter mortgaged to Agent, Borrowers will promptly (but in no event more than sixty

Second Amended and Restated Credit Agreement - Page 48

      (60) days following such mortgaging), furnish, or cause to be furnished, if requested, Agent with title information reasonably satisfactory to Agent showing good and defensible title of such Borrower or such Guarantor to such Oil and Gas Properties subject only to Permitted Liens.

            (t) Curative Matters. Within sixty (60) days after the Effective Date with respect to matters listed on Schedule "8" and, thereafter, within sixty (60) days after receipt by Borrowers from Agent or its counsel of written notice of title defects the Agent reasonably requires to be cured, each Borrower shall, or shall cause a Guarantor to, either
      (i) provide such curative information, in form and substance satisfactory to Agent, or (ii) substitute Oil and Gas Properties of value and quality satisfactory to the Agent for all of Oil and Gas Properties for which such title curative was requested but upon which a Borrower or a Guarantor elected not to provide such title curative information, and, within sixty
      (60) days of such substitution, provide title information satisfactory to the Agent covering the Oil and Gas Properties so substituted. If Borrowers fail to satisfy (i) or (ii) above within the time specified, the loan collateral value assigned by the Lenders to the Oil and Gas Properties for which such curative information was requested shall be deducted from the Borrowing Base resulting in a reduction thereof.

            (u) Change of Principal Place of Business. Each Borrower shall, and shall cause each Guarantor to, give Agent at least thirty (30) days prior written notice of its intention to move its principal place of business from the address set forth in Section 17.

            (v) Additional Collateral. Borrowers agree to regularly monitor engineering data covering all producing oil and gas properties and interests owned or acquired by Borrowers and the Guarantors on or after the date hereof and to mortgage or cause to be mortgaged such of the same to Agent for the ratable benefit of the Lenders in substantially the form of the Security Instruments, as applicable, to the extent that the Lenders shall at all times during the existence of the Commitment be secured by perfected Liens and security interests covering not less than eighty percent (80%) of the Engineered Value of all producing Oil and Gas Properties of Borrowers and the Guarantors, taken as a whole. In addition, Borrowers agree that in connection with the mortgaging of such additional Oil and Gas Properties, they shall within a reasonable time thereafter, deliver or cause to be delivered to the Agent such mortgage and title opinions and other title information with respect to the title and Lien status of such Oil and Gas Properties as may be necessary to maintain at all times a level of such title information (showing good and defensible title) of not less than (i) eighty percent (80%) of the Engineered Value of all Oil and Gas Properties mortgaged to the Agent for the ratable benefit of the Lenders by the Company and the Guarantors, taken as a whole, and (ii) thirty percent (30%) of the Engineered Value of all Oil and Gas Properties mortgaged to the Agent for the ratable benefit of the Lenders by GLEP. In order to assist Borrowers in monitoring its mortgage coverage, Agent agrees to notify Borrowers if the Lenders determine that the coverage required by this paragraph ever falls below 80%. Failure of

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

      the Agent to notify Borrowers of any such deficiency shall in no way affect Borrowers' obligations under this Section 12(v) to monitor and pledge, or cause to be pledged, additional Oil and Gas Properties from time to time. Upon receipt of any such notice from the Agent, Borrowers shall, within thirty (30) days of receipt of such notice, execute and deliver, or cause to be executed and delivered, Security Instruments in form and substance satisfactory to the Agent covering sufficient additional Oil and Gas Properties to bring the coverage to at least 80%.

      13. NEGATIVE COVENANTS. A deviation from the provisions of this Section 13 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by Required Lenders (or to the extent expressly required in this Section 13, Super Majority Lenders) prior to the date of deviation. Each Borrower will at all times comply with the covenants contained in this Section 13 from the date hereof and for so long as the Commitment is in existence or any amount is owed to the Agent or the Lenders under this Agreement or the other Loan Documents.

            (a) Liens and Asset Sales. Borrowers shall not, nor shall they permit any Guarantor to:

                  (i) create, incur, assume or permit to exist any Lien,
            security interest or other encumbrance on any of its assets or properties except Permitted Liens; or

                  (ii) sell, lease, transfer or otherwise dispose of, in any fiscal year, any of its assets including any Capital Stock owned by it except for (A) sales, leases, transfers or other dispositions made in the ordinary course of such Borrower's or such Guarantor's oil and gas businesses, (B) sales, leases, transfers or other dispositions of Oil and Gas Properties which do not exceed $25,000,000 in the aggregate between Borrowing Base redeterminations; (C) transfers or other dispositions of Oil and Gas Properties to Marbel upon the exercise of its Deep Participation Rights and (C) other sales, leases, transfers or other dispositions made with the consent of Super Majority Lenders.

            (b) Current Ratio. The Company shall not allow its Current Ratio to be less than 1.0 to 1.0 as of the last day of any fiscal quarter beginning with the fiscal quarter ending June 30, 2004.

            (c) Funded Debt Leverage Ratio. The Company will not allow its ratio of Funded Debt to EBITDA to be greater than 4.0 to 1.0 as of the last day of any fiscal quarter beginning with the fiscal quarter ending June 30, 2004.

            (d) Consolidations and Mergers. Borrowers shall not, nor shall they permit any Guarantor to, consolidate or merge with or into any other Person, except that any

Second Amended and Restated Credit Agreement - Page 50

      Borrower or any Guarantor may merge with another Person if such Borrower (or the Company if the Company is a party to such merger) or such Guarantor is the surviving entity in such merger or if, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

            (e) Debts, Guaranties and Other Obligations. Borrowers shall not, nor shall they permit their Subsidiaries to, incur, create, assume or in any manner become or be liable in respect of any indebtedness, and Borrowers shall not, nor shall they permit their Subsidiaries to, guarantee or otherwise in any manner become or be liable in respect of any Debt, except that the foregoing restrictions shall not apply to:

                  (i) the Notes and Letters of Credit, and any renewal,
            extension, reissuance, increase or other modification thereof; or

                  (ii) taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor and levy and execution thereon have been stayed and continue to be stayed; or

                  (iii) Debt of any Borrower to any other Borrower, or of any
            Guarantor to any Borrower or any other Guarantor; provided, that if the Company is the obligor on any such Debt such Debt is expressly subordinate to the payment in full of the Obligations; or

                  (iv) obligations under Rate Management Transactions permitted pursuant to Section 13(k); or

                  (v) Debt under Capital Leases not to exceed $10,000,000 in the aggregate at any time outstanding; or

                  (vi) the Convertible Subordinated Debentures; provided, that the aggregate principal amount of such Debt does not exceed $9,000,000 at any time; or

                  (vii) the Senior Subordinated Notes; provided, that the
            aggregate principal amount of such Debt does not exceed $200,000,000 at any time; or

                  (viii) other Debt of any nature not otherwise permitted under the foregoing clauses (i) through (vii) that does not, in the aggregate, exceed $10,000,000 in outstanding principal amount at any time; or

Second Amended and Restated Credit Agreement - Page 51

                  (ix) Contingent Obligations incurred in the ordinary course of business (1) as a non-operator under oil and gas operating agreements, (2) under standard and customary provisions of gas sale contracts for make-up volumes on sales of natural gas and natural gas liquids from gas processing plants, and (3) under Advance Payment Contracts to the extent permitted under Section 13(o); or

                  (x) any renewals or extensions of (but, other than in the case of the Notes, not increases in) any of the foregoing.

            (f) Restricted Payments. Borrowers shall not, nor shall they permit any of their Subsidiaries to, declare or pay any cash dividend, or distribution (whether in cash, securities or other property) purchase, redeem or otherwise acquire for value any of its Capital Stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders or purchase, redeem, defease, prepay or otherwise acquire for value any Junior Securities now or hereafter outstanding, except that the foregoing shall not apply to:

                  (i) subject to the inclusion of any dividend or interest
            payment permitted by this Subsection 13(f)(i) in the basket provided in subsection (ii) below, Cash Dividends on the Convertible Preferred Stock if, and only if, immediately before and after giving effect to such payment of dividends or interest no Default or Event of Default shall exist;

                  (ii) total distributions, Common Stock Cash Dividends,
            purchases and payments (including purchases or redemptions of Junior Securities) in aggregate amounts of up to $20,000,000 plus (a) 50% of cumulative Net Income after December 31, 2001 (which Net Income shall exclude any non-cash gains or losses associated with the application of FASB 121 or 133) plus (b) 66-2/3% of net cash proceeds from the issuance of the Company's common stock at any time after December 31, 2001; provided, however, that immediately before and after giving effect to any such distribution, dividend, purchase or payment no Default or Event of Default shall exist;

                  (iii) dividends or distributions payable by the Company in
            Capital Stock of the Company or warrants, options or other rights to acquire Capital Stock of the Company but excluding any debt security which is convertible into, or exchangeable or exercisable for shares of capital stock of any Borrower or Disqualified Stock of any Borrower; or

                  (iv) dividends and distributions by any Subsidiary of any
            Borrower to its direct parent.

Second Amended and Restated Credit Agreement - Page 52

            (g) Loans, Advances and Investments. Borrowers shall not make or permit to remain outstanding, nor shall they permit any Guarantor to make or permit to remain outstanding, any loans or advances to, or investments in, any Person or entity, except that the foregoing restriction shall not apply to:

                  (i) loans or advances to any Person, the material details of which have been set forth in the Financial Statements of the Company furnished to Lenders prior to the Effective Date; or

                  (ii) loans or advances to a Guarantor; or

                  (iii) other loans, advances or investments up to $5,000,000 in the aggregate;

                  (iv) loans or advances by the Company to REFC, provided that the aggregate outstanding principal balance of all such loans and advances does not exceed at any time $10,000,000.

            (h) Receivables and Payables. Borrowers shall not, nor shall they permit any Guarantor to, discount or sell with recourse, or sell for less than the market value thereof, any of its notes receivable or accounts receivable.

            (i) Nature of Business. Borrowers shall not, nor shall they permit any Guarantor to, permit any material change to be made in the character of its businesses as carried on at the date hereof.

            (j) Transactions with Affiliates. Borrowers shall not, nor shall they permit any Guarantor to, enter into any transaction with any Affiliate, except transactions upon terms that are no less favorable to it than would be obtained in a transaction negotiated at arm's length with an unrelated third party.

            (k) Rate Management Transactions. Borrowers shall not, nor shall they permit any Guarantor to, enter into any Rate Management Transactions, except the foregoing prohibitions shall not apply to (x) transactions consented to in writing by the Required Lenders which are on terms acceptable to the Required Lenders, or (y) Pre-Approved Contracts. Once any Borrower or any Guarantor enters into a Rate Management Transaction, the terms and conditions of such Rate Management Transaction may not be materially amended or modified, nor may such Rate Management Transaction be cancelled without the applicable Borrower or Guarantor having given the Agent written notice of such amendment, modification or cancellation on the date not later than three (3) Business Days after the date such action takes place. Borrowers further agree to give the Agent written notice of any bankruptcy, insolvency or similar proceeding commenced by or against any counterparty to any agreement entered into any such Rate Management Transaction.

Second Amended and Restated Credit Agreement - Page 53

            (l) Amendment to Articles of Incorporation or Bylaws. Borrowers shall not, nor shall they permit any Guarantor to, permit any material amendment to, or any alteration of, its Organizational Documents.

            (m) Issuance of Preferred Stock. Except for the Convertible Preferred Stock or as otherwise permitted with the prior written consent of the Required Lenders, the Company shall not issue any Disqualified Stock after the Effective Date.

            (n) Payment or Prepayment of Other Debt. Except for purchase or redemptions of Junior Securities and payments permitted pursuant to
      Section 13(f), Borrowers shall not make any interest or principal payment, redeem any Debt (other than Debt owed the Lenders hereunder), or redeem any Capital Stock of the Company if immediately before and after giving effect to any payment, purchase or redemption a Default or Event of Default shall exist or shall result from such payment, purchase or redemption.

            (o) Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities. No Borrower will, nor will any Borrower permit any Guarantor to, enter into or suffer to exist any Sale and Leaseback Transaction or any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except that the foregoing restrictions shall not apply to:

            (i) Rate Management Transactions permitted under the terms of
      Section 13(k);

            (ii) With respect to Advance Payments received from various customers in connection with any Borrowers' or any Guarantors' credit management of such customers; provided that the aggregate amount of all such Advance Payments received by the Borrowers and Guarantors, taken as a whole that have not been satisfied by delivery of production at any time does not exceed, in the aggregate, $10,000,000; and

            (iii) Advance Payment Contracts not otherwise permitted under clause
      (ii) above; provided, that the aggregate amount of all Advance Payments received by the Borrowers and Guarantors, taken as a whole that have not been satisfied by delivery of production at any time does not exceed, in the aggregate, $5,000,000.

      (p) Modifications to the Junior Securities. Until all of the Obligations under the Notes, this Agreement, the other Loan Documents and the Rate Management Transactions have been paid in full in cash and all Commitments have terminated, neither the Company nor any of its Subsidiaries will, without the prior written consent of Agent and the Required Lenders, agree to any amendment, modification or supplement to any of the Junior Securities or any indenture, agreement, document or instrument evidencing or

Second Amended and Restated Credit Agreement - Page 54 relating to the Junior Securities the effect of which is to (a) increase the maximum principal amount of the Junior Securities or the rate of interest on any of the Junior Securities (other than as a result of the imposition of a default rate of interest in accordance with the terms of the Junior Securities), (b) change or add any event of default or any covenant with respect to the Junior Securities if the effect of such change or addition is to cause any one or more of the Junior Securities to be more restrictive on the Company or any of its Subsidiaries than such Junior Securities were prior to such change or addition,
(c) change the dates upon which payments of principal or interest on the Junior Securities are due, if the effect of such change is to cause any such payments to be due earlier or more frequently than such payments are due as of the date hereof, (d) change any redemption or prepayment provisions of the Junior Securities if the effect of such change is to require any such redemption or prepayment to be made prior to the dates required as of the date hereof, (e) alter the subordination provisions, if any, with respect to any of the Junior Securities, or (f) grant any Liens in any assets of the Company or any of its Subsidiaries.

      14. EVENTS OF DEFAULT. Any one or more of the following events shall be considered an "Event of Default" as that term is used herein:

            (a) Borrowers shall fail to pay when due or declared due the principal of, and the interest on, the Notes or any fee or any other Obligations of Borrowers secured pursuant to this Agreement or any of the other Loan Documents other than Rate Management Obligations; or

            (b) Any representation or warranty made by Borrowers under this Agreement, or in any certificate or statement furnished or made to the Lenders pursuant hereto, or in connection herewith, or in connection with any document furnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is made (or deemed made), or any representation, statement (including financial statements), certificate, report or other data furnished or to be furnished or made by any Borrower or any Guarantor under any Loan Document, including this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

            (c) Default shall be made in the due observance or performance of any of the covenants or agreements of Borrowers or any Guarantor contained in the Loan Documents, including this Agreement (excluding covenants contained in Section 13 of the Agreement for which there is no cure period), and such default shall continue for more than thirty (30) days after written notice from Agent is received by Borrowers; or

            (d) Default shall be made in the due observance or performance of the covenants of Borrowers contained in Section 13 of this Agreement; or

Second Amended and Restated Credit Agreement - Page 55

            (e) Default shall be made in respect of any obligation for borrowed money other than the Notes, for which any Borrower is liable (directly, by assumption, as guarantor or otherwise), or any obligations secured by any mortgage, pledge or other consensual security interest with respect thereto, on any asset or property of any Borrower or in respect of any agreement relating to any such obligations, and if such default shall continue beyond the applicable grace period, if any; or

            (f) Any Borrower or any Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action authorizing the foregoing; or

            (g) An involuntary case or other proceeding, shall be commenced against any Borrower or any Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Borrower or any Guarantor under the federal bankruptcy laws as now or hereinafter in effect;

            (h) A final judgment or order for the payment of money in excess of $1,000,000 (or judgments or orders aggregating in excess of $1,000,000) shall be rendered against any Borrower or any Guarantor and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days; or

            (i) In the event the Total Outstandings shall at any time exceed the Borrowing Base established for the Notes, and Borrowers shall fail to comply with the provisions of Section 9(b); or

            (j) An Event of Default (as defined therein) shall occur as a result of action of Borrowers under any agreement entered into in connection with any Rate Management Transaction;

            (k) The Liens securing the Loans cease to be in place and/or effective; or

            (l) A Change of Control shall occur.

Second Amended and Restated Credit Agreement - Page 56

      Upon occurrence of any Event of Default specified in Subsections 14(f) and
(g), the entire principal amount due under the Notes and all interest then accrued thereon, and any other liabilities of Borrowers hereunder, shall become automatically and immediately due and payable all without notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by Borrowers. Upon the occurrence of any other Event of Default, the Agent, upon request of Required Lenders, shall by written notice to Borrowers declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which Borrowers hereby expressly waive, anything contained herein or in the Note to the contrary notwithstanding.

      Upon the occurrence and during the continuance of any Event of Default, the Lenders are hereby authorized at any time and from time to time, without notice to Borrowers or any Guarantor (any such notice being expressly waived by Borrowers and the Guarantors), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any of the Lenders to or for the credit or the account of Borrowers or any Guarantor against any and all of the Obligations of Borrowers under the Notes and the other Loan Documents, including this Agreement, irrespective of whether or not the Lenders shall have made any demand under the Loan Documents, including this Agreement or the Notes and although any such Obligations may be unmatured. Any amount set-off by any of the Lenders shall be applied against the Obligations owed the Lenders by Borrowers pursuant to this Agreement, the Notes and the other Loan Documents. The Lenders agree promptly to notify Borrowers and the affected Guarantor after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lenders may have.

      15. THE AGENT AND THE LENDERS.

            (a) Appointment and Authorization. Each Lender hereby appoints Agent as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents;
      (ii) to arrange the means whereby the funds of Lenders are to be made available to Borrowers under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents); (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, and similar party in respect of, and to receive, as the case may be, any collateral for the benefit of Lenders; (vi) to promptly distribute to each Lender all material information, requests, documents and items received from Borrower under the Loan Documents; (vii) to promptly distribute to each Lender such Lender's Pro Rata Part of each payment or prepayment

Second Amended and Restated Credit Agreement - Page 58

      (whether voluntary, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents and (viii) to deliver to the appropriate Persons requests, demands, approvals and consents received from Lenders. Each Lender hereby authorizes Agent to take all actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. With respect to its Commitment hereunder and the Notes issued to it, Agent and any successor Agent shall have the same rights under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Agent and any successor Agent in its capacity as a Lender. Agent and any successor Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with Borrowers, and any Person which may do business with Borrowers, all as if Agent and any successor Agent was not Agent hereunder and without any duty to account therefor to the Lenders; provided that, if any payments in respect of any property (or the proceeds thereof) now or hereafter in the possession or control of Agent which may be or become security for the obligations of Borrowers arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other business shall be applied to reduction of the obligations of Borrowers arising under the Loan Documents, then each Lender shall be entitled to share in such application according to its pro rata part thereof. Each Lender, upon request of any other Lender, shall disclose to all other Lenders all indebtedness and liabilities, direct and contingent, of Borrowers to such Lender as of the time of such request.

            (b) Note Holders. From time to time as other Lenders become a party to this Agreement, Agent shall obtain execution by Borrowers of additional Notes in amounts representing the Commitments of each such new Lender, up to an aggregate face amount of all Notes not exceeding $600,000,000. The obligation of such Lender shall be governed by the provisions of this Agreement, including but not limited to, the obligations specified in
      Section 2. From time to time, Agent may require that the Lenders exchange their Notes for newly issued Notes to better reflect the Commitments of the Lenders. Agent may treat the payee of any Note as the holder thereof until written notice of transfer has been filed with it, signed by such payee and in form satisfactory to Agent.

            (c) Consultation with Counsel. Lenders agree that Agent may consult with legal counsel selected by Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel. LENDERS ACKNOWLEDGE THAT GARDERE WYNNE SEWELL LLP IS COUNSEL FOR BANK ONE, BOTH AS AGENT AND AS A LENDER, AND THAT SUCH FIRM DOES NOT REPRESENT ANY OF THE OTHER LENDERS IN CONNECTION WITH THIS TRANSACTION.

Second Amended and Restated Credit Agreement - Page 58

            (d) Documents. Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

            (e) Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving written notice thereof to Lenders and Borrowers, and Agent may be removed at any time with or without cause by Required Lenders (excluding the Agent). If no successor Agent has been so appointed by Required Lenders (and approved by Borrowers) and has accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent. Any successor Agent must be approved by Borrowers, which approval will not be unreasonably withheld. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent, as the case may be, shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
      Section 15 shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Agent. To be eligible to be an Agent hereunder the party serving, or to serve, in such capacity must own a Pro Rata Part of the Commitments equal to the level of Commitment required to be held by any Lender pursuant to Section 29.

            (f) Responsibility of Agent. It is expressly understood and agreed that the obligations of Agent under the Loan Documents are only those expressly set forth in the Loan Documents as to each and that Agent, shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless Agent has actual knowledge of such fact or has received notice from a Lender or Borrowers that such Lender or Borrowers consider that a Default or an Event of Default has occurred and is continuing and specifying the nature thereof. Neither Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Agent shall not incur liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable. The Syndication Agents, the Documentation Agents and the Arranger shall have no responsibilities as an agent hereunder.

Second Amended and Restated Credit Agreement - Page 59

            Agent shall not be responsible to Lenders for any of Borrowers' recitals, statements, representations or warranties contained in any of the Loan Documents, or in any certificate or other document referred to or provided for in, or received by any Lender under, the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of or any of the Loan Documents or for any failure by Borrowers to perform any of their obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

            The relationship between Agent and each Lender is only that of agent and principal and has no fiduciary aspects. Nothing in the Loan Documents or elsewhere shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is therein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for Borrowers or any of their beneficiaries or other creditors. As to any matters not expressly provided for by the Loan Documents, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of all Lenders and such instructions shall be binding upon all Lenders and all holders of the Notes; provided, however, that Agent shall not be required to take any action which is contrary to the Loan Documents or applicable law.

            Agent shall have the right to exercise or refrain from exercising, without notice or liability to the Lenders, any and all rights afforded to Agent by the Loan Documents or which Agent may have as a matter of law; provided, however, Agent shall not (i) except as provided herein and in
      Section 7(b), without the consent of Super Majority Lenders designate the amount of the Borrowing Base, or approve the sale, release or substitution of Collateral other than the sale of Collateral permitted pursuant to
      Section 13(a)(ii), or (ii) without the consent of Required Lenders, take any other action with regard to amending the Loan Documents, waiving any default under the Loan Documents, or taking any other action with respect to the Loan Documents. Agent shall not have liability to Lenders for failure or delay in exercising any right or power possessed by Agent pursuant to the Loan Documents or otherwise unless such failure or delay is caused by the gross negligence of the Agent, in which case only the Agent responsible for such gross negligence shall have liability therefor to the Lenders.

            (g) Independent Investigation. Each Lender severally represents and warrants to Agent that it has made its own independent investigation and assessment of the financial condition and affairs of Borrowers in connection with the making and continuation of its participation hereunder and has not relied exclusively on any information provided to such Lender by Agent in connection herewith, and each Lender

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

      represents, warrants and undertakes to Agent that it shall continue to make its own independent appraisal of the credit worthiness of Borrowers while the Notes are outstanding or its commitments hereunder are in force. Agent shall not be required to keep itself informed as to the performance or observance by Borrowers of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of Borrowers. Other than as provided in this Agreement, Agent shall not have any duty, responsibility or liability to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrowers which may come into the possession of Agent.

            (h) Indemnification. Lenders agree to indemnify Agent, ratably according to their respective Commitments on a Pro Rata basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any proper and reasonable kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Each Lender shall be entitled to be reimbursed by Agent for any amount such Lender paid to Agent under this
      Section 15(h) to the extent Agent has been reimbursed for such payments by Borrowers or any other Person. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION TO APPLY TO AND PROTECT THE AGENT FROM THE CONSEQUENCES OF ANY LIABILITY INCLUDING STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON AGENT AS WELL AS FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING OR CONCURRING CAUSE OF ANY SUCH LIABILITY.

            (i) Benefit of Section 15. The agreements contained in this Section 15 are solely for the benefit of Agent and the Lenders and are not for the benefit of, or to be relied upon by, Borrowers, any affiliate of Borrowers or any other Person.

            (j) Pro Rata Treatment. Subject to the provisions of this Agreement, each payment (including each prepayment) by Borrowers and each collection by Lenders (including offsets) on account of the principal of and interest on the Notes and fees provided for in this Agreement, that are payable by Borrowers, shall be made Pro Rata; provided, however, in the event that any Defaulting Lender shall have failed to make an Advance as contemplated under Section 2 and Agent or another Lender or Lenders shall have made such Advance, payment received by Agent for the account of such Defaulting Lender or Lenders shall not be distributed to such Defaulting Lender or Lenders until

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

      such Advance or Advances shall have been repaid in full to the Lender or Lenders who funded such Advance or Advances.

            (k) Assumption as to Payments. Except as specifically provided herein, unless Agent shall have received notice from Borrowers prior to the date on which any payment is due to Lenders hereunder that Borrowers will not make such payment in full, Agent may, but shall not be required to, assume that Borrowers have made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers shall not have so made such payment in full to Agent, each Lender shall repay to Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Agent, at the interest rate applicable to such portion of the Loan.

            (l) Other Financings. Without limiting the rights to which any Lender otherwise is or may become entitled, such Lender shall have no interest, by virtue of this Agreement or the Loan Documents, in (a) any present or future loans from, letters of credit issued by, or leasing or other financial transactions by, any other Lender to, on behalf of, or with Borrowers (collectively referred to herein as "Other Financings") other than the obligations hereunder; (b) any present or future guarantees by or for the account of Borrowers which are not contemplated by the Loan Documents; (c) any present or future property taken as security for any such Other Financings; or (d) any property now or hereafter in the possession or control of any other Lender which may be or become security for the obligations of Borrowers arising under any Loan Document by reason of the general description of indebtedness secured or property contained in any other agreements, documents or instruments relating to any such Other Financings.

            (m) Interests of Lenders. Nothing in this Agreement shall be construed to create a partnership or joint venture between Lenders for any purpose. Agent, Lenders and Borrowers recognize that the respective obligations of Lenders under the Commitments shall be several and not joint and that neither Agent nor any of Lenders shall be responsible or liable to perform any of the obligations of the other under this Agreement. Each Lender is deemed to be the owner of an undivided interest in and to all rights, titles, benefits and interests belonging and accruing to Agent under the Security Instruments, including, without limitation, liens and security interests in any collateral, fees and payments of principal and interest by Borrowers under the Commitments on a Pro Rata basis. Each Lender shall perform all duties and obligations of Lenders under this Agreement in the same proportion as its ownership interest in the Loans outstanding at the date of determination thereof.

            (n) Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among the Lenders about how such funds

Second Amended and Restated Credit Agreement - Page 62 should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to the Lenders, Agent may invest such funds pending distribution (at the risk of Borrowers). All interest on any such investment shall be distributed upon the distribution of such investment and in the same proportions and to the same Persons as such investment. All monies received by Agent for distribution to the Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by the Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

            (o) Delegation to Affiliates. Borrowers and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which perform duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Sections 15 and 18.

            (p) Execution of Collateral Documents. The Lenders hereby empower and authorize the Agent to execute and deliver the Security Instruments and all related financing statements and other financing statements, agreements, documents or instruments that shall be necessary or appropriate to effect the purposes of the Security Instruments.

            (q) Collateral Releases. The Lenders hereby empower and authorize the Agent to execute and deliver to Borrowers on their behalf any agreements, documents, or instruments as shall be necessary or appropriate to reflect any releases of Collateral which shall be permitted by the terms hereof (including, without limitation, the release of Collateral that Borrowers are permitted to sell pursuant to Section 13(a)(ii)) or of any other Loan Document or which shall otherwise have been approved by the Super Majority Lenders pursuant to Section 15.

            (r) Co-Agents, Documentation Agent, Syndication Agent, etc. Neither any of the Lenders identified in this Agreement as the Co-Documentation Agents or Co-Syndication Agents shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in such Section 15(g).

      16. EXERCISE OF RIGHTS. No failure to exercise, and no delay in exercising, on the part of the Agent or the Lenders, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of

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

any other right. The rights of the Agent and the Lenders hereunder shall be in addition to all other rights provided by law.

      17. NOTICES. Any notices or other communications required or permitted to be given by this Agreement or any other documents or instruments referred to herein must be given in writing (which may be by bank wire, telecopy or similar writing) and shall be given to the party to whom such notice or communication is directed at the address or telecopy number of such party as follows: (a) BORROWERS AND GUARANTORS: c/o RANGE RESOURCES CORPORATION, 777 Main Street, Suite 800, Fort Worth, Texas 76102, Attention: Roger Manny, Chief Financial Officer, (b) AGENT: Bank One, NA, Mail Code IL1-0634, 1 Bank One Plaza, Chicago, Illinois, 60670-0634, Facsimile No.: (312) 732-4840, Attention: Jim Moore, with a copy to BANK ONE, NA, 1717 Main Street, TX1-2448, Dallas, Texas 75201, Facsimile No. (214) 290-2332, Attention: Wm. Mark Cranmer, Director, Capital Markets, and (c) LENDERS: at such Lender's address or facsimile number set forth below its name on Annex A attached hereto or in the assignment pursuant to which such Lender became a party hereto, with a copy to: Bank One, NA, 1 Bank One Plaza, IL1-0429, Chicago, Illinois 60670, Attention: Syndication. Any such notice or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 17 and the appropriate answerback is received or receipt is otherwise confirmed,
(b) if given by mail, three (3) days after deposit in the mails with first-class postage, prepaid, as addressed as aforesaid or (c) if given by any other method, when delivered at the address specified in this Section 17; provided, however, that notices to the Agent under Sections 2, 3, 4 or 5 shall not be effective until received. Any notice required to be given to the Lenders shall be given to the Agent and distributed to all Lenders by the Agent.

      18. EXPENSES. Borrowers shall pay (i) all reasonable and necessary out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or Event of Default or alleged Default or Event of Default hereunder,
(ii) all reasonable and necessary out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent in connection with the preparation of any participation agreement for a participant or participants requested by Borrowers or any amendment thereof and (iii) if a Default or an Event of Default occurs, all reasonable and necessary out-of-pocket expenses incurred by the Lenders, including reasonable fees and disbursements of counsel, in connection with such Default and Event of Default and collection and other enforcement proceedings resulting therefrom. BORROWERS HEREBY ACKNOWLEDGE THAT GARDERE WYNNE SEWELL LLP IS SPECIAL COUNSEL TO BANK ONE, AS AGENT AND AS A LENDER, UNDER THIS AGREEMENT AND THAT IT IS NOT COUNSEL TO, NOR DOES IT REPRESENT BORROWER IN CONNECTION WITH THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT. Borrowers are relying on separate counsel in the transaction described herein. Borrowers shall indemnify the Lenders against any transfer taxes, document taxes, assessments or charges made by any governmental authority by reason of the execution, delivery and filing of the Loan

Second Amended and Restated Credit Agreement - Page 64

Documents. The obligations of this Section 18 shall survive any termination of this Agreement, the expiration of the Loans and the payment of all Obligations of Borrowers to the Lenders hereunder and under the Notes.

      19. INDEMNITY. Borrowers hereby agree to indemnify the Agent, the Arranger, each Lender, their respective Affiliates, and each of their directors, officers, and employees (the "Indemnified Parties") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor of any Indemnified Party, the Agent, the Arranger, any Lender or any Affiliate that is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any loan hereunder even if any of the foregoing arises out of the ordinary negligence of the party seeking indemnification except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The indemnity set forth herein shall be in addition to any other obligations or liabilities of Borrowers to any Indemnified Party, the Agent, the Arranger and each of the Lenders hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Loans and the payment of all Obligations of Borrower to the Lenders hereunder and under the Notes. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION TO APPLY TO AND PROTECT EACH INDEMNIFIED PARTY FROM THE CONSEQUENCES OF ANY LIABILITY INCLUDING STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON AGENT AS WELL AS FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING, OR CONCURRING CAUSE OF ANY CLAIM.

      20. NON-LIABILITY OF LENDERS. The relationship between Borrowers on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibility to Borrowers. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to Borrowers to review or inform Borrowers of any matter in connection with any phase of any Borrower's businesses or operations. Borrowers agree that neither the Agent, the Arranger nor any Lender shall have any liability to Borrowers (whether sounding in tort, contract or otherwise) for losses suffered by Borrowers in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this Agreement and the other Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such loss resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Lender shall have any liability with respect to, and Borrowers hereby waive, release and agree not to sue for, any special, indirect, consequential or punitive damages suffered by Borrowers in connection with, arising out of, or in

Second Amended and Restated Credit Agreement - Page 65 any way related to this Agreement, the Loan Documents or any transaction contemplated thereby.

      21. GOVERNING LAW. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN DALLAS, DALLAS COUNTY, TEXAS, AND THE SUBSTANTIVE LAWS OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL OTHER DOCUMENTS AND INSTRUMENTS REFERRED TO HEREIN, UNLESS OTHERWISE SPECIFIED THEREIN.

      22. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

      23. MAXIMUM INTEREST RATE. Regardless of any provisions contained in this Agreement or in any other documents and instruments referred to herein, the Lenders shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Notes any amount in excess of the Maximum Rate, and in the event any Lender ever receives, collects or applies as interest any such excess, or if an acceleration of the maturities of any Notes or if any prepayment by Borrowers results in Borrowers having paid any interest in excess of the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Notes for which such excess was received, collected or applied, and, if the principal balance of such Note is paid in full, any remaining excess shall forthwith be paid to Borrowers. All sums paid or agreed to be paid to the Lenders for the use, forbearance or detention of the Obligations evidenced by the Notes and/or this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Obligations until payment in full so that the rate or amount of interest on account of such Obligations does not exceed the Maximum Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate of interest permitted by law, Borrowers and the Lenders shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and (iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Note at the Maximum Rate.

      For purposes of Section 303 of the Texas Finance Code, to the extent applicable to any Lender or Agent, Borrowers agree that the Maximum Rate shall be the "weekly ceiling" as defined in said Chapter, provided that such Lender or Agent, as applicable, may also rely, to the extent permitted by applicable laws of the State of Texas and the United States of America, on

Second Amended and Restated Credit Agreement - Page 66 alternative maximum rates of interest under the Texas Finance Code or other laws applicable to such Lender or Agent from time to time if greater (the "Maximum Rate").

      24. AMENDMENTS AND WAIVERS. This Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced. No modification or waiver of any provision of the Loan Documents, including this Agreement, or the Notes nor consent to departure therefrom, shall be effective unless in writing signed by Borrowers and Required Lenders; provided, however, that no amendment, waiver, or other action shall be effected pursuant to this Section 24 without the consent of all Lenders which: (a) would increase the Borrowing Base, (b) would reduce any fees hereunder, or the principal of, or the interest on, any Lender's Note or Notes, (c) would postpone any date fixed for any payment of any fees hereunder, or any principal or interest of any Lender's Note or Notes, (d) would increase the aggregate Commitments or any Lender's individual Commitment hereunder or would materially alter Agent's obligations to any Lender hereunder,
(e) would release Borrowers from their obligation to pay any Lender's Note or Notes, (f) would release any Guarantor from its obligations under any Guaranty,
(g) would change the definition of Required Lenders or Super Majority Lenders, or (h) would amend this sentence. No such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand. No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent.

      25. MULTIPLE COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall be effective when it has been executed by Borrowers, the Agent, and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

      26. CONFLICT. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the Loan Documents, the terms or provisions contained in this Agreement shall be controlling.

      27. SURVIVAL. All covenants, agreements, undertakings, representations and warranties made in the Loan Documents, including this Agreement, the Notes or other documents and instruments referred to herein shall survive all closings hereunder and shall not be affected by any investigation made by any party.

      28. PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legal representatives and estates, provided, however, that Borrowers may not, without the prior written consent of all of the Lenders, assign any rights, powers, duties or obligations hereunder.

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

      29. ASSIGNMENTS AND PARTICIPATIONS.

            (a) Each Lender shall have the right to sell, assign or transfer all or any part of its Note or Notes, its Commitment and its rights and obligations hereunder to one or more Affiliates, Lenders, financial institutions, pension plans, insurance companies, investment funds, or similar Persons who are Eligible Assignees or to a Federal Reserve Bank; provided, that each sale, assignment or transfer (other than to an Affiliate or a Federal Reserve Bank) shall require the consent of Agent and Borrower, which consents will not be unreasonably withheld; provided, however, that if an Event of Default has occurred and is continuing, the consent of Borrower shall not be required. Any such assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were such Lender and a holder of such Note, Commitment and rights and obligations, including, without limitation, the right to vote on decisions requiring consent or approval of all Lenders or Super Majority Lenders and the obligation to fund its Commitment; provided, that (1) each such sale, assignment, or transfer (other than to an Affiliate or a Federal Reserve
      Bank) shall be in an aggregate principal amount not less than $5,000,000,
      (2) each remaining Lender shall at all times maintain Commitment then outstanding in an aggregate principal amount at least equal to $5,000,000;
      (3) each such sale, assignment or transfer shall be of a Pro Rata portion of such Lender's Commitment, (4) no Lender may offer to sell its Note or Notes, Commitment, rights and obligations or interests therein in violation of any securities laws; and (5) no such assignments (other than to a Federal Reserve Bank) shall become effective until the assigning Lender and its assignee delivers to Agent and Borrower an Assignment and Acceptance and the Note or Notes subject to such assignment and other documents evidencing any such assignment. An assignment fee in the amount of $3,500 for each such assignment (other than to an Affiliate, a Lender or the Federal Reserve Bank) will be payable to Agent by assignor or assignee. Within five (5) Business Days after its receipt of copies of the Assignment and Acceptance and the other documents relating thereto and the Note or Notes, Borrower shall execute and deliver to Agent (for delivery to the relevant assignee) a new Note or Notes evidencing such assignee's assigned Commitment and if the assignor Lender has retained a portion of its Commitment, a replacement Note in the principal amount of the Commitment retained by the assignor (except as provided in the last sentence of this paragraph (a) such Note or Notes to be in exchange for, but not in payment of, the Note or Notes held by such Lender). On and after the effective date of an assignment hereunder, the assignee shall for all purposes be a Lender, party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and no further consent or action by Borrower, Lenders or the Agent shall be required to release the transferor Lender with respect to its Commitment assigned to such assignee and the transferor Lender shall henceforth be so released.

Second Amended and Restated Credit Agreement - Page 68

            (b) Each Lender shall have the right to grant participations in all or any part of such Lender's Notes and Commitment hereunder to one or more pension plans, investment funds, insurance companies, financial institutions or other Persons, provided, that:

                  (i) each Lender granting a participation shall retain the
            right to vote hereunder, and no participant shall be entitled to vote hereunder on decisions requiring consent or approval of Lender or Super Majority Lenders (except as set forth in (iii) below);

                  (ii) in the event any Lender grants a participation hereunder, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note or Notes for all purposes under the Loan Documents, and Agent, each Lender and Borrower shall be entitled to deal with the Lender granting a participation in the same manner as if no participation had been granted; and

                  (iii) no participant shall ever have any right by reason of its participation to exercise any of the rights of Lenders hereunder, except that any Lender may agree with any participant that such Lender will not, without the consent of such participant (which consent may not be unreasonably withheld) consent to any amendment or waiver requiring approval of all Lenders.

            (c) It is understood and agreed that any Lender may provide to assignees and participants and prospective assignees and participants financial information and reports and data concerning Borrower's properties and operations which was provided to such Lender pursuant to this Agreement, provided, that each recipient thereto has first agreed, for the benefit of Borrower, to hold such information, reports and data in confidence on the terms set out in Section 12(j).

            (d) Upon the reasonable request of either Agent or Borrower, each Lender will identify those to whom it has assigned or participated any part of its Notes and Commitment, and provide the amounts so assigned or participated.

      30. Confidentiality. Each Lender agrees to hold any information which it may receive from any Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to

Second Amended and Restated Credit Agreement - Page 69 legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 29 and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder. Notwithstanding anything herein to the contrary, confidential information shall not include, and each Lender (and each employee, representative or other agent of any Lender) may disclose to any and all Persons, without limitation of any kind, information generally known to the public, information obtained by any Lender from sources other than the Company or any of its Subsidiaries either before or after the date of this agreement, and the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Lender relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.

      31. CHOICE OF FORUM: CONSENT TO SERVICE OF PROCESS AND JURISDICTION. THE OBLIGATIONS OF BORROWERS UNDER THE LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS. ANY SUIT, ACTION OR PROCEEDING AGAINST BORROWERS WITH RESPECT TO THE LOAN DOCUMENTS OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, COUNTY OF DALLAS, OR IN THE UNITED STATES COURTS LOCATED IN DALLAS COUNTY, TEXAS AND BORROWERS HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWER HEREBY IRREVOCABLY CONSENT TO SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURT BY THE MAILING THEREOF BY LENDER BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWERS, AT THE ADDRESS FOR NOTICES AS PROVIDED IN SECTION 17. BORROWERS HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT BROUGHT IN THE COURTS LOCATED IN THE STATE OF TEXAS, COUNTY OF DALLAS, AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      32. WAIVER OF JURY TRIAL. BORROWERS, THE AGENT AND THE LENDERS HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Second Amended and Restated Credit Agreement - Page 70

      33. OTHER AGREEMENTS. THIS WRITTEN CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      34. FINANCIAL TERMS. All accounting terms used in this Agreement which are not specifically defined herein shall be construed in accordance with GAAP.

      35. INTERPRETATION, ETC. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Annex, Exhibit or Schedule shall be to a Section, Annex, Exhibit or Schedule, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

      36. USA PATRIOT ACT NOTIFICATION. The following notification is provided to each Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for
Borrowers: When any Borrower opens an account, if such Borrower is an individual, the Agent and the Lenders will ask for such Borrower's name, residential address, tax identification number, date of birth, and other information that will allow the Agent and the Lenders to identify such Borrower, and, if such Borrower is not an individual, the Agent and the Lenders will ask for such Borrower's name, tax identification number, business address, and other information that will allow the Agent and the Lenders to identify such Borrower. The Agent and the Lenders may also ask if such Borrower is an individual, to see such Borrower's driver's license or other identifying documents, and, if such Borrower is not an individual, to see such Borrower's Organizational Documents or other identifying documents.

      37. ORIGINAL CREDIT AGREEMENT. Effective upon the Effective Date, this Agreement shall supersede in its entirety the Original Credit Agreements; provided, however, that all loans, letters of credit, and other indebtedness, obligations and liabilities outstanding under the Original Credit Agreements on such date shall continue to constitute Loans, Letters of Credit and other Obligations under this Agreement and the execution and delivery of this Agreement or any of the

Second Amended and Restated Credit Agreement - Page 71

Loan Documents hereunder shall not constitute a novation, refinancing or any other fundamental change in the relationship among the parties and the Loans, Letters of Credit, and other Obligations outstanding hereunder, to the extent outstanding under the Original Credit Agreements immediately prior to the date hereof, shall constitute the same loans, letters of credit, and other indebtedness, obligations and liabilities as outstanding under the Original Credit Agreements. In addition to the foregoing, on the date of the initial Advance all then outstanding LIBOR Loans and Base Rate Loans under then Original Credit Agreements shall be deemed converted to LIBOR Loans and Base Rate Loans under this Agreement in the amounts specified by the Borrowers in a Notice of Continuation dated the date hereof and delivered to the Agent by the Borrowers prior to the initial Advance.

      38. TRI-PARTY LOAN. Texas Finance Code, Section 346 shall not apply to loans evidenced by this Agreement or the Notes.

      39. REALLOCATION OF COMMITMENTS. The Lenders have agreed among themselves to reallocate their respective Commitments and to allow the June 2004 New Lenders to acquire an interest in the Commitments and the Loans and to allow JPMorgan Chase Bank to transfer and assign its interest in the Commitments and the Loans. After such reallocation of the Commitments, on the date hereof, the Lenders shall own the Commitment Percentages set forth on Annex A to this Agreement. With respect to such reallocation, each of the June 2004 New Lenders shall be deemed to have acquired the Commitments and Loans allocated to them from each of the Lenders and JPMorgan Chase Bank pursuant to the terms of the Assignment and Acceptance Agreement attached as Exhibit E to this Agreement as if the June 2004 New Lenders, the Lenders and JPMorgan Chase Bank had executed an Assignment and Acceptance Agreement with respect to such allocation and the transfer and assignment of JPMorgan Chase Bank's allocation under the Original Credit Agreement. Each Lender and JPMorgan Chase Bank shall surrender its existing Note and each Lender shall be issued a new Note in a face amount equal to each Lender's Commitment Percentage times $600,000,000. Each said Note to be in the form of Exhibit "B" to this Agreement with appropriate insertions. The funds delivered to Agent by each of the June 2004 New Lenders to acquire an interest in the Commitments and the Loans shall be allocated such that after giving effect to such allocation and payment each of the Lender's shall own the Commitment Percentages set forth on Annex A to this Agreement.

Second Amended and Restated Credit Agreement - Page 72

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                         BORROWERS:

                                         RANGE RESOURCES CORPORATION
                                         a Delaware corporation

                                         By:
                                            ----------------------------------
                                         Name:  Roger S. Manny
                                         Title: Senior Vice President

                                         GREAT LAKES ENERGY PARTNERS, L.L.C.
                                         a Delaware limited liability company

                                         By: Range Holdco, Inc.
                                             Its member

                                         By:
                                            ----------------------------------
                                         Name:  Roger S. Manny
                                         Title: Senior Vice President

                                         By: Range Energy I, Inc.
                                             Its member

                                         By:
                                            ----------------------------------
                                         Name:  Roger S. Manny
                                         Title: Senior Vice President

Second Amended and Restated Credit Agreement  -  Signature Page

                                      LENDERS:

                                      BANK ONE, NA, a national
                                      banking association (Main Office Chicago) as a Lender and Administrative Agent

                                      By:
                                         --------------------------------------
                                      Name:  Wm. Mark Cranmer
                                      Title: Director, Capital Markets

Second Amended and Restated Credit Agreement  -  Signature Page

                                         BANK OF SCOTLAND

                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

Second Amended and Restated Credit Agreement  -  Signature Page

                                         COMPASS BANK

                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

Second Amended and Restated Credit Agreement  -  Signature Page

                                         CALYON NEW YORK BRANCH, AS SUCCESSOR
                                         BY CONSOLIDATION TO CREDIT LYONNAIS
                                         NEW YORK BRANCH

                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

Second Amended and Restated Credit Agreement  -  Signature Page

                                         FLEET NATIONAL BANK

                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

Second Amended and Restated Credit Agreement  -  Signature Page

                                         FORTIS CAPITAL CORP.

                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

Second Amended and Restated Credit Agreement  -  Signature Page

                                         NATEXIS BANQUES POPULAIRES

                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

Second Amended and Restated Credit Agreement  -  Signature Page

                                         COMERICA BANK

                                         By:
                                                -------------------------------
                                         Name:
                                                -------------------------------
                                         Title:
                                                -------------------------------

Second Amended and Restated Credit Agreement  -  Signature Page

                                         HIBERNIA NATIONAL BANK

                                         By:
                                                -------------------------------
                                         Name:
                                                -------------------------------
                                         Title:
                                                -------------------------------

Second Amended and Restated Credit Agreement  -  Signature Page

                                         SOUTHWEST BANK OF TEXAS, N.A.

                                         By:
                                                -------------------------------
                                         Name:
                                                -------------------------------
                                         Title:
                                                -------------------------------

Second Amended and Restated Credit Agreement  -  Signature Page

                                         HARRIS NESBITT FINANCING, INC.

                                         By:
                                                -------------------------------
                                         Name:
                                                -------------------------------
                                         Title:
                                                -------------------------------

Second Amended and Restated Credit Agreement  -  Signature Page

                                         THE BANK OF NOVA SCOTIA

                                         By:
                                                -------------------------------
                                         Name:
                                                -------------------------------
                                         Title:
                                                -------------------------------

Second Amended and Restated Credit Agreement  -  Signature Page

                                         THE FROST NATIONAL BANK

                                         By:
                                                -------------------------------
                                         Name:
                                                -------------------------------
                                         Title:
                                                -------------------------------

Second Amended and Restated Credit Agreement  -  Signature Page

                                         UNION BANK OF CALIFORNIA, N.A.

                                         By:
                                                -------------------------------
                                         Name:
                                                -------------------------------
                                         Title:
                                                -------------------------------

                                         By:
                                                -------------------------------
                                         Name:
                                                -------------------------------
                                         Title:
                                                -------------------------------

Second Amended and Restated Credit Agreement  -  Signature Page

                                         KEY BANK

                                         By:
                                                -------------------------------
                                         Name:
                                                -------------------------------
                                         Title:
                                                -------------------------------

Second Amended and Restated Credit Agreement  -  Signature Page

                                         WACHOVIA BANK, NATIONAL
                                         ASSOCIATION

                                         By:
                                                -------------------------------
                                         Name:
                                                -------------------------------
                                         Title:
                                                -------------------------------

Second Amended and Restated Credit Agreement  -  Signature Page

                                     ANNEX A

                             COMMITMENT PERCENTAGES

            LENDER                                      COMMITMENT PERCENTAGE

Bank One, NA                                                      9%
1 Bank One Plaza
Mail Code IL1-0634
Chicago, Illinois 60670-0634
Attention:  Jim Moore
Telephone:  (312) 385-7057
Facsimile:  (312) 385-7096

Bank of Scotland                                                  9%
565 Fifth Avenue
New York, New York  10017
Attention:  Ms. Shirley Vargas
Telephone:  (212) 450-0875
Facsimile:  (212) 479-2807

Compass Bank                                                      5%
600 N. Main Avenue
San Antonio, Texas  78205
Attention:  Ellan Watkins
Telephone:  (713) 968-8279
Facsimile:  (713) 968-8292

Calyon New York Branch                                            9%
1301 Avenue of the Americas
New York, New York  10019
Attention:  Gener David
Telephone:  (212) 261-7741
Facsimile:  (917) 849-5440

Fleet National Bank                                               7%
100 Federal Street, MA DE 10008A
Boston, Massachusetts  02110
Attention:  Jeffrey Rathkamp
Telephone:  (617) 434-9061
Facsimile:  (617) 434-3652

Second Amended and Restated Credit Agreement

Fortis Capital Corp.                                              9%
15455 North Dallas Parkway,
Suite 1400
Addison, Texas 75001
Attention:  Frank Campanelli
Telephone:  (203) 705-5898
Facsimile:  (203) 705-5888

Natexis Banques Populaires                                        5%
Southwest Representative Office
333 Clay Street, Suite 4340
Houston, Texas 77002
Attention:  Tanya McAllister
Telephone:  (713) 759-9409
Facsimile:  (713) 571-6165

Comerica Bank                                                     7%
1601 Elm Street, 2nd Floor
Dallas, Texas  75201
Attention:  Michele Jones with a copy to Cathy Watson
Telephone:  (214) 969-6564
Facsimile:  (214) 969-6561

Hibernia National Bank                                            3%
313 Carondelet Street, 10th Floor
New Orleans, Louisiana 70130
Attention:  Joyce Baker
Telephone:  (504) 533-5352
Facsimile:  (504)533-5434

Southwest Bank of Texas, N.A.                                     3%
4295 San Felipe
Houston, Texas  77027
Attention:  Maxine Hunter
Telephone:  (713) 232-6355
Facsimile:  (713) 963-7467

Harris Nesbitt Financing, Inc.                                    7%
115 S. LaSalle Streeet
Chicago, Illinois 60603
Attention:  Terri Mikula
Telephone:  (312) 750-5947
Facsimile:  (312)750-6061

Second Amended and Restated Credit Agreement

Key Bank                                                          5%
127 Public Square
Cleveland, Ohio 44114
Attention:  Anita Anders
Telephone:  (216) 689-4561
Facsimile:  (216) 689-5962

Wachovia Bank, National Association                               5%
201 S. College, CP-9
Charlotte, NC 28288
Attention:  Cynthia Rawson
Telephone:  (704) 374-4425
Facsimile:  (704) 715-0097

Union Bank of California, N.A.                                    7%
1980 Saturn Street, Mail Code
Monterey Park, California 91755
Attention:  Maria Suncin
Telephone:  (323) 720-2870
Facsimile:  (323) 720-2252

The Bank of Nova Scotia                                           7%
600 Peachtree St. NE
Suite 2700
Atlanta, Georgia 30308
Attention:  Jill A. Retess
Telephone:  (404) 877-1544
Facsimile:  (404) 888-8998

The Frost National Bank                                           3%
777 Main Street
Suite 100
Fort Worth, Texas 76102
Attention:  Karen Moore
Telephone:  (210) 420-5673
Facsimile:  (210) 420-5250

Second Amended and Restated Credit Agreement

                                PRICING SCHEDULE
                                APPLICABLE MARGIN

                                                  APPLICABLE MARGIN FOR    APPLICABLE MARGIN FOR     APPLICABLE MARGIN FOR
BORROWING BASE USAGE                                 BASE RATE LOANS            LIBOR LOANS          UNUSED COMMITMENT FEE
Greater than or equal to 90%                             .625%                    1.875%                      .50%
Greater than or equal to 75% and less than 90%            .50%                     1.75%                     .375%
Greater than or equal to 50% and less than 75%            .25%                     1.50%                     .375%
Less than 50%                                               0%                     1.25%                      .25%

Second Amended and Restated Credit Agreement